SCHEDULE 14A INFORMATION
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Old Republic International Corporation
(Name of Registrant as Specified In Its Charter)

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To Our Shareholders
Notice of Annual
Meeting of the
Shareholders
Date:
Thursday, May 23, 2024
Time:
3:00 P.M.
Central Daylight Time
Place:
The virtual meeting can be
accessed at the following
internet link: www.
virtualshareholdermeeting.
com/ORI2024
YOUR VOTE
IS IMPORTANT
You are urged to vote your shares
in advance via the Internet, through our toll-free telephone number, or by signing, dating and promptly returning your completed proxy card.
This year's Annual Meeting of the Shareholders will be held virtually. There will be no physical location and Old Republic's representatives will participate via webcast.
To elect the five Class 1 director nominees named in this proxy statement to serve on the Board of Directors, each for a term of three years.
To ratify the selection of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for 2024.
To vote in an advisory capacity concerning the Company’s executive compensation.
To transact such other germane business as may properly come before the meeting and any adjournment or postponement thereof.
Record Date
You can vote if you are a shareholder of record on March 25, 2024.
Annual Report to Shareholders
Our annual report to shareholders for 2023 is made available to shareholders together with this proxy statement. The Company’s Forms 10-K, 10-Q, and other reports to shareholders may also be accessed through our website at www.oldrepublic.com or by writing to Investor Relations at the Company’s executive office at 307 North Michigan Avenue, Chicago, Illinois 60601.
Proxy Voting
It is important that your shares be represented and voted at the Annual Meeting of the Shareholders. You can vote your shares by completing and returning your proxy card, by voting on the Internet, or by telephone.
By order of the Board of Directors
Thomas A. Dare
Senior Vice President, General Counsel and Secretary
March 28, 2024

Proxy Summary

This proxy statement is being furnished to the shareholders of Old Republic International Corporation, a Delaware insurance holding corporation (together with its subsidiaries, the “Company”, “Old Republic”, or “ORI”), with its executive office at 307 North Michigan Avenue, Chicago, Illinois 60601. This proxy statement is furnished in connection with the solicitation of proxies by ORI’s Board of Directors for use at the Annual Meeting of the Shareholders to be held on May 23, 2024 and any adjournments thereof. The approximate date on which this proxy statement and the accompanying proxy are first being made available to shareholders is March 28, 2024.
This summary highlights certain information contained in this proxy statement. It does not contain all of the information you should consider before voting. You should read the entire proxy statement carefully before voting.
Timing and Format of Meeting
Old Republic intends to conduct our 2024 Annual Meeting of the Shareholders as a “virtual” meeting. Shareholders of record at the close of business on March 25, 2024, are invited to vote their shares at proxyvote.com. Important information about attending and voting at the virtual meeting will be posted on Old Republic's website (www.oldrepublic.com) under the heading “2024 Annual Meeting Information”.
Virtual meeting date: Thursday May 23, 2024
Virtual meeting time: 3 P.M. Central Daylight Time
Virtual meeting link: www.virtualshareholdermeeting.com/ORI2024

Old Republic International Corporation	1	2024 Proxy Statement

Meeting Agenda, Voting Recommendations and Required Approval
Proposal	Board Recommendation	Required Approval	Effect of Abstention	Broker Discretionary Voting Permitted	Effect of Broker Non-Vote
1. Election of five Class 1 Directors	FOR	Majority of the votes cast at the Annual Meeting (i.e., more shares voted “FOR” election than “AGAINST”)	No effect	No	No effect
2. Ratification of KPMG as the Company’s Auditor for 2024	FOR	Affirmative vote of a majority of shares present in person or by proxy at the meeting and entitled to vote	Same effect as a vote against	Yes	Not applicable
3. Advisory Approval of Executive Compensation (Say-on-Pay)	FOR	Affirmative vote of a majority of shares present in person or by proxy at the meeting and entitled to vote	Same effect as a vote against	No	No effect
See Voting Procedures under the General Information section of this proxy statement for additional information.
Attendance
All shareholders will need their sixteen-digit control number in order to be authenticated and to vote during the meeting. Shareholders’ control numbers can be found on their proxy card. Shareholders without a control number may attend as guests of the meeting, but they will not have the option to vote their shares during the virtual meeting.

How to Vote
Shareholders can vote before the meeting by following the instructions on the proxy card to vote by mail, internet, or telephone. Shareholders can vote during the meeting by completing a ballot online during the meeting.

Shareholders can simplify their voting and save Old Republic expense by voting by telephone or by Internet. If you vote by telephone or Internet, you need not mail back your proxy card.
By Telephone 1-800-690-6903	By Internet www.proxyvote.com

Telephone and Internet voting information is provided on your proxy card. A sixteen-digit control number, located on the proxy card, is designed to verify your identity and allow you to vote your shares and confirm that your voting instructions have been properly recorded. If your shares are held in the name of a bank or broker, follow the voting instructions on the form you receive from that firm. To revoke a proxy given, or change your vote cast, by telephone or Internet, you must do so by following the directions on your proxy card, provided such changes are made by 11:59 PM, Eastern Daylight Time on May 22, 2024.

Old Republic International Corporation	2	2024 Proxy Statement

Corporate Governance Highlights

•  Majority voting in uncontested director elections
•  Proxy Access
•  Shareholders may take action by written consent
•  Shareholders have the right to call special meetings
  •  Dedicated risk oversight by Board of Directors, including Audit Committee oversight over data security and cybersecurity, Compensation Committee oversight over human capital management, and Governance and Nominating Committee oversight over environmental, social, and governance matters

•  Separate Board Chairman and CEO
•  Lead Independent Director
  •  Ongoing Board refreshment with balanced mix of tenures, skills, and experience
  •  Addition of a Director with cybersecurity expertise in March 2024
•  All Directors, except for CEO, are independent
•  29% of Directors are female
•  21% of Directors identify as minorities
  •  Regular Board and Committee self-evaluation process
•  Annual shareholder outreach initiative

Executive Compensation Practices
We are committed to sound executive compensation practices and the Compensation Committee of the Board of Directors reviews executive compensation practices at least annually in furtherance of this commitment. In 2023, the Compensation Committee continued shifting to a more transparent performance-based incentive compensation program directly linking executive compensation to specified performance criteria for short-term incentive compensation and long-term equity incentive compensation. Practices include the following:
WHAT WE DO	WHAT WE DO NOT DO
• Conduct an annual Say-on-Pay advisory vote	• No employment agreements with executive officers
• Balance short-term and long-term incentives	• No resetting of financial targets for short-term and long-term incentives
• Pay for performance	• No excessive perquisites
• Align executive compensation with shareholder returns through long-term incentives	• No hedging and pledging of Old Republic common stock by directors or executive officers
• Annual cash incentive awards are tied to satisfaction of specific Company performance objectives	• No encouragement of unnecessary or excessive risk taking
• Beginning in 2024, equity compensation awards include awards with performance-based objectives measured over a three-year performance period
• Maintain a comprehensive executive compensation recoupment (clawback) policy
• Perform an annual compensation risk assessment
• Annually retain an independent compensation consultant, engaged directly by the Compensation Committee, to advise on executive compensation matters
• Stock ownership guidelines for directors and executive officers
Old Republic International Corporation	3	2024 Proxy Statement

Our Board of Directors – At a Glance

Please refer to Item 1 in this proxy statement for additional information about our Board of Directors, a Board Diversity and Skills Matrix, and the five Class 1 directors nominated to be elected at the 2024 Annual Meeting of the Shareholders.
General Information
Please see the General Information section for important information about proxy materials and the 2024 Annual Meeting of the Shareholders.
Old Republic International Corporation	4	2024 Proxy Statement

Corporate Governance:
Binding Organization, Purpose, and Long-Term Strategy
Old Republic is a for-profit Organization that is a shareholder-owned insurance holding company chartered under the General Corporation Law of the State of Delaware. As a holding company, it has no operations of its own; rather its primary assets are the stock and debt instruments issued by its over 100 subsidiaries. Many of these subsidiaries produce revenue and provide risk management, claims management and other services for the Company’s insurance underwriting subsidiaries and outside parties.
Shareholders are not the direct owners of the Company’s assets or properties. Their rights are limited by Delaware law, which provides that shareholders delegate to the board of directors the responsibility for controlling, directing, and using those assets and properties based on the directors’ business judgment. Old Republic’s shareholders can be confident that the Board of Directors’ successful, long-standing governance practices are guided by its experienced business judgment and by the Company’s charter and by-law provisions.
Our insurance underwriting subsidiaries are vested with a public trust. Accepting premium and insurance-related fees from policyholders and other buyers of related services forms the basis of this trust. This makes policyholders important stakeholders. They depend on these subsidiaries’ ability to meet their obligations of financial indemnity over long periods of time. State insurance laws impose requirements on insurance companies to protect the legitimate interests of policyholders, as well as the community at large. Old Republic is by necessity governed for the long run envisaged by the long-term promises of financial indemnity and the public trust imbued in its insurance underwriting subsidiaries. Together with the principles and practices contained in the charter and by-laws, our governance is intended to promote the following:
•	Operation of the business within the law, with integrity, and in a socially responsible manner,
•	Maintenance of the business’s competitive position to enable the continued growth of economic value in the interests of all stakeholders.
Old Republic International Corporation	5	2024 Proxy Statement

Old Republic’s Purpose, included in our Mission statement, is to provide quality insurance security and related services to businesses, individuals, and public institutions, and to be a dependable long-term steward of the trust that policyholders, shareholders, and other important stakeholders place in us.
Our Lodestar embodies the Company’s Mission by binding Organization, Purpose, and Long-Term Strategy into a coordinated whole.

Our Community: The Public Interest
We're an insurance business vested with the public interest. All is done right, within the law, and with integrity.

Our Capital Providers: Shareholders & Debt Holders
Capital is the lifeblood of a financial institution. It is the source and continuity of the enterprise.

Old Republic's Lodestar
Our Community
Our Capital Providers
OR
Our Customers
Our People

Our Customers: Policyholders & Buyers of Services
Good things happen when customers' legitimate needs are fulfilled by our people.

Our People: Intellectual Capital Providers
Our people's intellectual talent, know-how, and honorable work put capital to efficient use.

We pursue our Mission and Purpose using the long-standing principles and practices of: 1) our governance, 2) our service culture,
3) our value system, 4) the institutional memory that connects successive generations of managers, and 5) appreciation of our people and the intellectual capital they bring to managing our wide-ranging business. We are focused on achieving two interrelated outcomes:
A.	Create long-term value for all stakeholders, including shareholders, policyholders, our people, and the North American community at large. We believe that this desired outcome is best achieved by:
•	Enhancing the Company’s competitive position, which increases its economic value to all stakeholders in a socially responsible manner.
•
Steadily building the Company’s business competitiveness and earnings prospects. This adds to our financial and intellectual capital and provides a financial cushion to support insurance obligations in case they prove greater than anticipated.

B.
Create long-term value for long-term shareholders, whose interests are aligned with our Mission as they provide and support the capital base of the business. We measure this value over consecutive 10-year annual periods by assessing:

•
Total returns of Old Republic’s common stock in the market place. This is calculated as the sum of the annual change in market value per share, assuming cash dividends are reinvested on a pre-tax basis in shares when paid.

•	Total returns of Old Republic’s common stock book value. This is calculated as the sum of the annual change in book value per share, plus cash dividends.
•	Total operating return on shareholders’ equity. This is calculated by dividing net operating income (excluding both realized and unrealized investment gains or losses) by shareholders’ equity.
In assessing the above, we seek to achieve consecutive 10-year annual compound total returns per share that exceed comparable returns of the Standard & Poor’s (S&P) 500 Index and the S&P P&C Insurance Index.
Old Republic International Corporation	6	2024 Proxy Statement

Our Long-Term Strategy is aligned with our Mission and governing principles. The linchpin of this strategy is the conservative, long-term management of Old Republic’s balance sheet. The maintenance of a strong financial position supports the insurance underwriting subsidiaries’ risk-taking and obligations to policyholders, and underlies our stewardship for all stakeholders. We accomplish this through enterprise risk management and with insurance underwriting discipline. This discipline rests on key operating tenets of our business:
•	Employing disciplined risk selection, evaluation, and pricing practices to reduce the possibility of adverse risk selection and to mitigate the uncertainty of insurance underwriting outcomes;
•	Focusing on diversification and spreading of insured risks by geography, distribution, types of insurance coverage, among industries, with competency and proficiency; and
•
Reducing and mitigating insured exposures through underwriting risk-sharing arrangements with policyholders and additionally through reinsurance to manage risk and bring greater efficiencies to capital management.

Achieving positive underwriting results is complemented by investment income, which we derive from investments of underwriting cash flows, shareholders’ capital, and funds provided by debt holders. Through the years, the combination of underwriting and investment income has led to: 1) increased earnings over business cycles, 2) balance sheet strength, and 3) increasing cash dividends to shareholders. This strategy is evaluated each year by the Board of Directors when it reviews and approves management’s annual operating and capital allocation budgets. The evaluation includes, among other things, these major considerations:
•
The business’s performance over multi-year insurance cycles. Reviews of 10-year trends are favored, as these likely include one or two economic and/or insurance underwriting cycles. This provides enough time for these cycles to run their course, for premium rate changes and subsequent underwriting results to appear in financial statements, and for reserved loss costs to be quantified with greater accuracy; and

•	The allocation of capital to Old Republic’s key insurance underwriting subsidiaries, based on their risk-taking appetites and abilities, and their reserves to pay claims.
Old Republic’s capital management strategy is underpinned by:
•	Retaining favorable independent financial ratings for the Company’s insurance underwriting subsidiaries; and
•	Returning excess capital to shareholders through share repurchases and increasing cash dividend payments over time based on the Company’s earnings power and trends.
Old Republic’s consistent cash dividend policy has produced these results:
•	Dividend payments have been made without interruption since 1942 (in 83 of the Company’s 100 years); and
•	The annual cash dividend rate has been raised in each of the past 43 years.
The binding of Organization, Purpose, and Long-Term Strategy is buttressed by Old Republic’s charter and by-laws from which its long-established policies of corporate governance emanate. The structure and policies of this governance have emphasized the stability, continuity, and sustainability of the enterprise for achieving long-term value for all stakeholders.
Old Republic International Corporation	7	2024 Proxy Statement

Total Return to Shareholders
The following table shows the total return to shareholders, assuming reinvested cash dividends on a pre-tax basis, of Old Republic’s common stock in comparison with the selected benchmark and a peer group of companies.
Five Year Peer Group Comparisons of Total Returns
		Indexed Returns Years Ended
Company Name / Index	Base Date 12/31/18 ($)	12/31/19 ($)	12/31/20 ($)	12/31/21 ($)	12/31/22 ($)	12/31/23 ($)
Old Republic International Corporation	100	117.75	108.75	157.60	168.12	212.37
S&P 500 Index	100	131.49	155.68	200.37	164.08	207.21
Peer Group	100	127.84	118.49	159.41	176.68	188.69

Comparison of Cumulative Five Year Total Return

$300
$250
$200
$150
$100
$50
2018
2019
2020
2021
2022
2023
Old Republic International Corporation
S&P 500 Index
Peer Group

The Peer Group has been approved by the Compensation Committee of Old Republic’s Board of Directors. The Peer Group consists of American Financial Group, Inc.; American International Group, Inc.; W.R. Berkley Corporation; Chubb Limited; Cincinnati Financial Corporation; CNA Financial Corporation; Fidelity National Financial, Inc.; First American Financial Corporation; The Hartford Financial Services Group, Inc.; Stewart Information Services Corporation; and The Travelers Companies, Inc.
Shareholder Engagement, Sustainability, and Corporate Governance
The Board is committed to corporate governance principles and practices with a long-term orientation. Further, the Board periodically reviews these principles and practices to ensure they are properly aligned with the interests of all stakeholders. Included in these principles and practices is a consideration of environmental, social, and governance (“ESG”) matters. The Board is committed to creating and maintaining board oversight, with input from committee members, shareholders, and other stakeholders on matters related to sustainability, human capital, ethics, information security, and other ESG topics.
The Board and management recognize that shareholder engagement and transparency are essential to sound governance. Management maintains an ongoing dialogue with shareholders and other stakeholders, conducted through individual and group meetings and attendance at investor and industry conferences, to discuss long-term strategy and financial and operating performance. In addition, we engage annually with shareholders to solicit feedback on a diverse set of ESG topics. In 2023, we reached out to the
Old Republic International Corporation	8	2024 Proxy Statement

Company’s largest shareholders, representing over 50% of institutional shares outstanding, and spoke with all shareholders that responded. The Company’s Chief Executive Officer and Chair of the Executive Committee, Craig R. Smiddy, led all such meetings and provided a summary of the discussions to the Board of Directors. We believe that these discussions provide a valuable feedback mechanism to understand issues that are important to our shareholders, to inform our decision making and to enhance our disclosure practices. Some of the actions we have taken that are informed by shareholder feedback over the last several years are set forth in the table below.
Shareholder Rights	• Adoption of proxy access by-law provision in 2020 • Early termination of shareholder rights plan in 2022 • Adoption of majority voting standard in uncontested elections in 2024
Sustainability
•  Annual publication of a Sustainability Report beginning in 2020
•  EEO-1 report published on our website beginning in 2023
•  Addition of Chief Human Resources Officer position at parent company including oversight responsibility of enterprise-wide diversity, equity, and inclusion initiatives

Compensation
•  Compensation Committee shifted a larger percentage of compensation for executive officers to long-term equity-based incentive awards
•  Compensation Committee shifted to more transparent performance-based incentive compensation directly linking executive compensation to specified performance criteria:
   •  Short-term incentive cash compensation for each of performance year 2023 and 2024 includes performance objectives for net earned premiums and fees and combined ratio
   •  Long-term equity-based incentive compensation granted in 2024 includes performance grants with 3-year performance objectives for annual compound total return in book value (including dividends) and operating return on equity

Leadership Structure and Risk Management
The Company’s leadership structure and its risk management processes are overseen and monitored by the Board of Directors. Old Republic’s Board holds management accountable for protecting and enhancing the value of the Company and its businesses and holds its CEO responsible for setting the proper tone in shaping and nurturing the Company’s culture and values for the benefit of shareholders and all other stakeholders. These other stakeholders include: the policyholders to whom long-term promises of financial indemnity and stability are made by the Company’s insurance underwriting subsidiaries, the employees who provide the intellectual capital and business relationships necessary for the conduct and success of the Company, the debt holders who extend a portion of the capital at risk, and the regulators who protect the public interest vested in the Company’s insurance businesses. To meet these responsibilities and objectives, the Board expects the CEO to be a knowledgeable and well-rounded leader who, as chief enterprise risk manager, is dedicated to Old Republic’s overall Mission and is best qualified to address and balance the interests of all stakeholders.
A Lead Independent Director is nominated by the Governance and Nominating Committee and is elected annually by the Independent Directors, who meet as a group at least four times each year. The Lead Independent Director chairs the meetings of the Independent Directors and serves as that group’s liaison to the Chairman and the CEO. In this capacity, the Lead Independent Director may preside at Board meetings in the Chairman’s absence, provide input to meeting agendas of the: 1) full Board, 2) Independent Directors, and 3) Board committees, and act as liaison among various committee chairs in the resolution of inter-committee governance issues that may arise on occasion.
Old Republic International Corporation	9	2024 Proxy Statement

Old Republic’s business is managed through a relatively flat, non-bureaucratic organizational structure. The CEO is primarily responsible for managing enterprise-wide risks. The CEO and the Company use long-established control processes and a variety of long-established methods to coordinate system-wide risk taking and risk management. These processes and methods are based on the following major functions: lines of business responsibility, enterprise functions, and internal audit and peer reviews.
The managers of the lines of business operations are responsible for identifying, monitoring, quantifying, and mitigating insurance underwriting risks falling within their areas of responsibility. These managers use reports covering annual, quarterly, or monthly time frames to identify the status and content of risk, including pricing or underwriting changes. These management reports ensure the continuity and timeliness of appropriate risk management monitoring and enterprise-wide oversight of existing or emerging issues.
The enterprise functions incorporate system-wide risk management, including asset/liability matching that aligns underwriting exposure, regulatory and public interest compliance, finance, actuarial, and legal functions. These functions are independent of lines of business operations and are coordinated on an enterprise-wide basis by the CEO and other executive officers.
The internal audit processes provide independent assessments of management’s performance and internal control systems. Internal audit activities are intended to give reasonable assurance that resources are adequately protected and that significant financial, managerial and operating information is materially complete, accurate and reliable. This process is also intended to promote employees acting in compliance with corporate policies, standards, procedures, internal control guidelines, and applicable laws and regulations.
The Board of Directors plays an important role in managing business risk. The Executive Committee is responsible for overseeing and conducting regular reviews of the Company’s system-wide enterprise risk management practices. The Audit Committee is responsible for monitoring the effectiveness of ORI’s systems of internal controls over financial reporting, the integrity of the Company’s systems of internal controls over financial reporting, the integrity of the consolidated financial statements, and compliance with legal and regulatory requirements. The Audit Committee also oversees the Company’s internal audit team with the Company’s senior internal auditing executive reporting directly to the Committee. The Audit Committee also has oversight authority to review the Company’s data protection and cybersecurity risk exposure and the steps management has taken to assess and respond to the overall threat landscape, including the strategy management implemented to mitigate the Company’s cybersecurity risk exposure. The Compensation Committee is responsible for oversight of policies and strategies pertaining to human capital management, including initiatives and programs related to diversity, equity, and inclusion. The Governance and Nominating Committee is responsible for the Company’s Governance Guidelines, as well as policies and strategies on ESG matters, including the Company’s impact on the environment and the risks associated with climate change.
Further, the corporate culture, the actions of our employees, and continuity of employment are critical to the Company’s risk management processes. Old Republic’s Code of Business Conduct and Ethics provides a framework for all employees to conduct themselves with integrity in the delivery of the Company’s services to its customers and in connection with all Company relationships and activities.
Old Republic International Corporation	10	2024 Proxy Statement

Board of Directors’ Responsibilities and Independence
Old Republic believes that good corporate governance begins with a Board of Directors that appreciates the Company’s special place as a holding company for state-regulated insurance underwriting subsidiaries that are vested with a public trust.
The Board of Directors’ main responsibility is to oversee the Company’s operations, directly and through several committees operating in a coordinated and collegial manner. In exercising this responsibility, each director is expected to utilize his or her business judgment in the best interests of the Company, its shareholders and all other stakeholders. The Board’s oversight duties include:
•	Ascertain that strategies and policies are in place to encourage the growth of consolidated earnings and shareholders’ equity over the long term;
•	Ascertain that the Company’s business is managed in a sound and conservative manner that takes into account the public interest vested in its insurance underwriting subsidiaries;
•	Provide advice and counsel to management on business opportunities and strategies;
•	Review and approve major corporate transactions;
•	Monitor the adequacy of the Company’s internal control and financial reporting systems and practices to safeguard assets and to comply with applicable laws and regulations;
•	Monitor data protection and cybersecurity risk exposure and the steps management has taken to assess the overall threat landscape and respond appropriately;
•	Ascertain that appropriate policies and practices are in place for managing the risks faced by the enterprise;
•	Evaluate periodically the performance of the CEO in the context of the Company’s Mission and performance;
•
Review and approve senior management’s base and incentive compensation taking into account the business’s performance gauged by factors such as operating return on equity and growth of operating earnings;

•	Periodically review senior management development and succession plans at corporate and operating subsidiary levels;
•	Select and recommend for shareholder election candidates deemed qualified for Board service;
•
Select and retain an independent registered public accounting firm for the principal purpose of expressing its opinion on the annual financial statements and internal controls over financial reporting of the Company and its subsidiaries;

•	Act as the Board of Directors of the Company’s significant regulated insurance underwriting subsidiaries; and
•	Monitor, review and approve the operations and major policy decisions of the Company’s insurance underwriting subsidiaries.
As part of its governance duties, the Board reviews the Annual Meeting of the Shareholders vote concerning election of directors. In January 2024, the Company adopted majority voting in uncontested elections of directors and plurality voting in contested elections. At any shareholder meeting at which directors are subject to an uncontested election, any director nominee who receives a greater number of votes “against” his or her election than votes “for” such election must submit to the Board, promptly following the final certification of the election results, a letter of resignation for consideration by the Governance and Nominating Committee. The Governance and Nominating Committee shall make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board shall act on the tendered resignation, taking into account the Governance and Nominating Committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission (the “SEC”) or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within ninety (90) days from the date of the certification of the election results. The Governance and Nominating Committee in making its recommendation, and the Board in making its decision, may each consider such factors or other information as it considers appropriate and relevant. The director who tenders his or her resignation shall not participate in the recommendation of the Governance and Nominating Committee or the decision of the Board with respect to his or her resignation. If the Board decides to accept the director’s tendered resignation, the Governance and Nominating Committee will
Old Republic International Corporation	11	2024 Proxy Statement

recommend to the Board whether to fill the resulting vacancy or to reduce the size of the Board. If the Board decides not to accept the director’s tendered resignation, such director shall continue to serve until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal. By adopting this majority voting standard in uncontested elections, with a corresponding director resignation policy, the Company intends to strengthen the already meaningful role our shareholders play in the election of the Company’s Board of Directors.
Thirteen of the Company’s directors have been affirmatively determined to qualify as “independent” directors in accordance with Section 303A.02 of the Listed Company Standards of the New York Stock Exchange (the “NYSE”) and Item 407(a) of Regulation S-K of the SEC. Neither they nor any members of their immediate families have had any of the types of disqualifying relationships with the Company or any of its subsidiaries in the last three years, as set forth in subsection (b) of Section 303A.02 of the NYSE’s Listed Company Standards. Additionally, each member of the Audit Committee satisfies the heightened independence standards for audit committee membership set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and each member of the Compensation Committee satisfies the additional independence criteria for compensation committee membership set forth in Rule 10C-1 under the Exchange Act.
The entire Board and each of its standing Committees conduct an annual self-evaluation that includes a determination of each member’s independence. To facilitate this annual self-evaluation process, each director completes an anonymous questionnaire on the Board’s performance, and the responses are then aggregated and provided to the Chair of the Governance and Nominating Committee, who in turn reviews the responses with the full Board of Directors at the next scheduled Board meeting. Similarly, as part of this annual self-evaluation process, each member of each of the Audit Committee, Compensation Committee, and the Governance and Nominating Committee completes an anonymous questionnaire on each respective committee’s performance, and the responses are then aggregated and provided to the Chair of the Governance and Nominating Committee, who in turn reviews the responses with respective committee members at their next scheduled meeting. During 2023, the independent directors held at least one meeting in executive session without management directors in accordance with NYSE Listed Company Standards. Mr. Walker was the Lead Independent Director in 2023.
Directors receive a broad array of public and internal proprietary information upon becoming members of the Board. This enables them to become familiar with the Company’s business, strategic plans, significant financial, accounting and management matters, compliance programs, conflict of interest policies, Code of Business Conduct and Ethics, Corporate Governance Guidelines, principal officers, and the independent registered public accounting firm. While information appearing on our website is not incorporated by reference into this proxy statement, the Company’s Code of Business Conduct and Ethics and Corporate Governance Guidelines may be viewed in the Governance section at www.oldrepublic.com. Further, the Company supports directors taking advantage of, and attending, director education programs whenever convenient and appropriate. Even with such assistance and in part as the result of the specialized nature of the Company’s businesses and the regulatory framework in which it operates, it is the Company’s view that some time is typically required for a new director to develop knowledge of the Company’s business. Reflecting this necessary personal development, each director is expected to serve two or more three-year terms on the Company’s classified Board, on several of its significant regulated insurance underwriting subsidiaries’ boards, and on one or more Board Committees. Owing to the risk-taking nature of much of the Company’s business, a demonstrated long-term orientation in a Board member’s business dealings and thought processes is considered very important.
The Board and its Committees
In 2023, the Board of Directors met four times, once each quarter. Each incumbent director attended at least 75% of the aggregate of the meetings of the Board and committees on which each served. The Company does not require its Board of Directors, other than the Chairman and the CEO, to attend the Annual Meeting of the Shareholders, as such meeting is conducted by the Chairman and the CEO, who are designated to represent the entire Board of Directors for the meeting.
Membership on the Company's Audit, Compensation, and Governance and Nominating Committees consists exclusively of independent directors. The members, chairs and vice-chairs (if any) of these Committees are recommended each year to the Board by
Old Republic International Corporation	12	2024 Proxy Statement

the Governance and Nominating Committee in consultation with the Executive Committee. Each of these Committees has the authority and funding to retain independent advisors or counsel as necessary and appropriate in the fulfillment of its duties. Each chair sets the agenda of their respective Committee's meetings, consulting as necessary and appropriate with the Chairman of the Board. All directors have full and free access to the Company's senior management during scheduled meetings of the Board and its Committees.
The following table shows the membership of the Board of Directors and its Committees as of the date of this proxy statement. The total number of meetings include both virtual and telephonic meetings.
Board and Committee Membership
Committees
Director	Independent Directors(a)	Other Directors(b)	Audit	Compensation	Executive	Governance and Nominating
Barbara A. Adachi	•		•			•
Steven J. Bateman	•		•(c)(d)	•	(e)
Lisa J. Caldwell	•			•		•
John M. Dixon	•			•	•	•
Michael D. Kennedy	•		•			•(f)
Charles J. Kovaleski	•		•			•
Spencer LeRoy III (g)	•				•
Peter B. McNitt	•		•(c)	•(h)	•
Glenn W. Reed	•		•(c)	•
Therace M. Risch (i)	•		•			•
Craig R. Smiddy		•			•(h)
J. Eric Smith	•			•		•
Fredricka Taubitz	•		•(c)(j)	•	•
Steven R. Walker	•(k)		•		•	•(h)
Number of meetings	4		7	5	4	7
(a)	Independent Director, as that term is defined in SEC regulation and the Listed Company Standards of the NYSE.
(b)	The Other Director classification includes all directors who are members of management, or do not currently meet the standard indicated in (a) above.
(c)	Financial Expert, as that term is defined in SEC regulations.
(d)	Vice Chair. Effective May 23, 2024, Mr. Bateman will succeed Ms. Taubitz as Chair of the Audit Committee.
(e)	Effective May 23, 2024, Mr. Bateman will join the Executive Committee.
(f)	Effective May 23, 2024, Mr. Kennedy will be Vice Chair of the Governance and Nominating Committee.
(g)	Chairman of the Board.
(h)	Chair.
(i)	Effective March 18, 2024, Ms. Risch was elected a Director and a member of the Audit Committee and the Governance and Nominating Committee.
(j)	Chair. Effective May 23, 2024, Ms. Taubitz will be succeeded as Chair of the Audit Committee by Mr. Bateman.
(k)	Lead Independent Director.
Old Republic International Corporation	13	2024 Proxy Statement

Audit Committee
Members:	Barbara A. Adachi	Glenn W. Reed
	Steven J. Bateman (Vice Chair)	Therace M. Risch
	Michael D. Kennedy	Fredricka Taubitz (Chair)
	Charles J. Kovaleski	Steven R. Walker
Peter B. McNitt
The Audit Committee operates pursuant to a written charter approved by the Board of Directors, performs an annual self-evaluation, and like all Board committees reports through its chair in making recommendations to the full Board. While information appearing on the Company’s website is not incorporated by reference in this proxy statement, the Committee’s charter may be viewed in the Governance section at www.oldrepublic.com. Printed copies are available to shareholders upon request.
The Audit Committee is organized to assist the Board in monitoring: (1) the integrity of the Company’s financial statements and the effectiveness of the Company’s internal controls over financial reporting, (2) the Company’s compliance with legal and regulatory requirements, (3) the qualifications, performance, and independence of the registered public accounting firm, (4) the qualifications and performance of the Company’s internal audit function, and (5) the Company’s data protection and cybersecurity risk exposure and the steps management has taken to assess the overall threat landscape and respond appropriately, including the strategy management implemented to mitigate the Company’s cybersecurity risk exposure. Further, it is charged with preparing the annual report required by SEC rules to be included in the Company’s proxy statement, and serving as the audit committee of each of the Company’s regulated insurance underwriting subsidiaries to the extent required by the National Association of Insurance Commissioners’ Model Audit Rule.
The Audit Committee held seven meetings during 2023 with the Company’s independent registered public accounting firm and management, including prior to the Company’s filing of each of its quarterly reports on SEC Form 10-Q and its annual report on SEC Form 10-K.
Each Audit Committee member has been affirmatively determined by the Board of Directors to qualify as “independent” in accordance with the NYSE’s Listed Company Standards and Rule 10A-3(b)(1) under the Exchange Act. Four members of the Committee are deemed to qualify as audit committee financial experts as that term is defined in SEC Regulation S-K. No member served on the audit committees of more than two other publicly held companies.
Compensation Committee
Members:	Steven J. Bateman	Glenn W. Reed
	Lisa J. Caldwell	J. Eric Smith
	John M. Dixon	Fredricka Taubitz
Peter B. McNitt (Chair)
The Compensation Committee operates pursuant to a written charter approved by the Board of Directors, performs an annual self-evaluation and, like all Board committees, reports through its chair in making recommendations to the full Board. While information appearing on the Company’s website is not incorporated by reference in this proxy statement, the Committee’s charter may be viewed in the Governance section at www.oldrepublic.com. Printed copies are available to shareholders upon request.
The Compensation Committee is responsible for: (1) evaluating the CEO’s performance and setting the CEO’s compensation (“compensation” meaning annual salary, annual performance recognition awards, and equity-based awards), (2) reviewing and approving, with input from the CEO, the evaluation and compensation of other executive officers and certain senior managers of the
Old Republic International Corporation	14	2024 Proxy Statement

Company and its subsidiaries, (3) reviewing and advising on general levels of compensation of other employees, (4) reviewing the Company’s short-term and long-term incentive compensation plans, (5) preparing the annual report required by SEC rules to be included in the Company’s proxy statement, (6) retaining compensation consultants, independent legal counsel, or other advisers, (7) taking such other actions as may be necessary to perform its functions, and (8) reviewing Company policies and strategies pertaining to human capital management, including initiatives and programs related to diversity, equity, and inclusion. The Committee is also responsible for reviewing directors’ compensation.
Each Compensation Committee member has been affirmatively determined by the Board of Directors to qualify as “independent” in accordance with SEC rules and the NYSE’s Listed Company Standards. As required by the NYSE’s Listed Company Standards and Rule 10C-1 under the Exchange Act, the Committee considers factors relevant to independence and possible conflicts of interest when engaging consultants, counsels, or advisors. Inquiries into any possible conflicts of interest are made when such persons are retained and annually thereafter, if their services are continued.
As in recent prior years, in 2023, the Committee retained Fredrick W. Cook & Co., Inc. to review the Company's compensation programs and procedures applicable to the Company's executive officers and directors. The consultant was asked to provide a comparison of the compensation programs of companies similar in size, operation, and organization to the Company, including a review of a peer group of companies determined by the Committee to be appropriate for comparison. The consultant has not performed any other work for the Company or any of its subsidiaries. The consultant is considered independent according to Rule 10C-1 under the Exchange Act and the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”). All compensation recommendations are made solely by the Compensation Committee following consultation with the CEO regarding the Company’s executive officers (other than the CEO) and certain senior managers of the Company and its subsidiaries.
The Compensation Committee, at the direction of the Board, reviews the Company’s compensation policies and practices on at least an annual basis and has concluded that they do not encourage ORI’s executive officers or any other employees to take unnecessary or excessive risks to attain short-term results or that could adversely affect management of the Company for the long run.
Executive Committee
Members:	John M. Dixon	Craig R. Smiddy (Chair)
	Spencer LeRoy III	Fredricka Taubitz
	Peter B. McNitt	Steven R. Walker
The Executive Committee operates pursuant to a written charter approved by the Board of Directors and, like all Board committees, reports through its chair in making recommendations to the full Board. While not incorporated by reference in this proxy statement, the Committee’s charter may be viewed in the Governance section at www.oldrepublic.com. Printed copies are available to shareholders upon request.
Pursuant to its charter, the Executive Committee has the authority to address the matters and perform the functions listed below (and make the necessary recommendations to the entire Board or appropriate committee thereof): (1) acts as the Company’s finance committee and reviews, approves, and recommends for approval by the full Board the Company’s investment policies, (2) reviews, approves, and recommends for approval by the full Board the Company’s dividend and capitalization policies, (3) monitors the Company’s enterprise risk management, (4) analyzes and approves and recommends for approval by the full Board potential acquisitions or divestitures by the Company or its subsidiaries, (5) annually reviews and evaluates management development and executive succession plans, (6) serves as the Corporate Pension Committee and Administration Committee, as applicable, for the Company’s qualified plans (currently, the Old Republic International Employees Retirement Plan and the ORI 401(k) Savings and Profit Sharing Plan (the “401(k) Plan”)) and the Old Republic International Corporation Amended and Restated Executives Excess Benefits Pension Plan, (7) oversees the Employee Benefit Management Advisory Group, a management committee established by the Executive
Old Republic International Corporation	15	2024 Proxy Statement

Committee under a charter that delegates authority to the committee related to item (6) above, (8) makes any necessary and appropriate recommendations to the Governance and Nominating Committee regarding Board and Committee membership, and (9) has established a subcommittee of independent directors to review and act upon any related party transaction as defined by the Listed Company Standards of the NYSE and SEC rules.
Governance and Nominating Committee
Members:	Barbara A. Adachi	Charles J. Kovaleski
	Lisa J. Caldwell	Therace M. Risch
	John M. Dixon	J. Eric Smith
	Michael D. Kennedy	Steven R. Walker (Chair)
The Governance and Nominating Committee is organized to oversee the Company’s policies relative to the size, composition and qualifications of the Board of Directors. The Committee operates pursuant to a written charter approved by the Board of Directors, performs an annual self-evaluation, and, like all Board committees, reports through its chair in making recommendations to the full Board. While not incorporated by reference in this proxy statement, the Committee’s charter may be viewed in the Governance section at www.oldrepublic.com. Printed copies are available to shareholders upon request.
The Governance and Nominating Committee is authorized to: (1) establish procedures and qualification criteria to identify and recommend qualified candidates for election to the Board, taking into consideration any recommendations from the Executive Committee, (2) review annually the qualifications and requirements of the directors, the structure and performance of Board Committees, and, jointly with the Compensation Committee, the compensation for Board members, (3) develop, recommend and annually reassess the Corporate Governance Guidelines applicable to the Company, (4) maintain and recommend changes to the Board-approved Code of Business Conduct and Ethics and the Code of Ethics for the Principal Executive Officer and Senior Financial Officer, (5) serve in an advisory capacity to the Board and its Chairman on matters of the organizational and governance structure of the Company, and (6) review the Company’s policies and strategies on environmental, social, and governance (ESG) matters that are critical to the Company’s long-term success, including the Company’s impact on the environment and the risk to the Company associated with climate change.
Each Governance and Nominating Committee member has been affirmatively determined by the Board of Directors to qualify as “independent” in accordance with SEC rules and the NYSE’s Listed Company Standards.
Old Republic International Corporation	16	2024 Proxy Statement

Director Compensation
During 2023, non-employee directors received the following compensation for board and committee service, as applicable:
Annual Board Membership Fee	$165,000
Annual Chairman of the Board Fee	70,000
Annual Lead Independent Director Fee	14,000
Annual Committee Membership Fee (per committee)	14,000
Annual Governance and Nominating Committee Chair Fee	14,000
Annual Compensation Committee Chair Fee	14,000
Annual Audit Committee Chair Fee	21,000
Annual Vice Chair Fee (per committee)	7,000
Directors who are employees of the Company or its subsidiaries receive no compensation for their services as directors or committee members. Board members also serve as directors of several regulated insurance underwriting subsidiaries of the Company, for which no additional compensation is paid. In addition, the Company and its subsidiaries either directly pay or reimburse directors for travel, lodging and related expenses incurred in attending director or Committee meetings.
Independent directors may not receive any form of compensation from the Company other than compensation for services as a director in order to remain qualified as independent.
Director compensation is reviewed annually, and any changes are recommended by the Compensation Committee in consultation with the CEO and any independent consultant retained by the Compensation Committee for that purpose. The Compensation Committee’s recommendations are, in turn, voted upon by the full Board.
The following table lists the compensation paid to each director of the Company eligible to receive such fees in 2023. Mr. Smiddy, as Chief Executive Officer of the Company, has his compensation reported in the Summary Compensation Table shown elsewhere in this proxy statement.
Old Republic International Corporation	17	2024 Proxy Statement

2023 Director Compensation
Name	Fees Earned or Paid in Cash	All Other Compensation Other	Total
Barbara A. Adachi	$193,000	$—	$193,000
Steven J. Bateman	200,000	—	200,000
Lisa J. Caldwell	193,000	—	193,000
John M. Dixon	209,333	—	209,333
Michael D. Kennedy	193,000	—	193,000
Charles J. Kovaleski	193,000	—	193,000
Spencer LeRoy III	249,000	—	249,000
Peter B. McNitt	217,500	—	217,500
Glenn W. Reed	193,000	—	193,000
Therace M. Risch(1)	—	—	—
J. Eric Smith(2)	152,792	—	152,792
Arnold L. Steiner(3)	86,250	—	86,250
Fredricka Taubitz	228,000	—	228,000
Steven R. Walker	235,000	—	235,000
1.	Ms. Risch was elected to the Board effective March 18, 2024.
2.	Mr. Smith was elected to the Board effective March 17, 2023.
3.	Mr. Steiner’s term ended on May 25, 2023.
Old Republic International Corporation	18	2024 Proxy Statement

Shareholder Communications with the Board
Shareholders of the Company and other interested parties may communicate with the Chairman, Lead Independent Director, the independent directors, the Board of Directors as a whole, or with any individual director. Such communications must be in writing and sent to Old Republic International Corporation, c/o Corporate Secretary, 307 N. Michigan Ave, Chicago, IL 60601. The Corporate Secretary will promptly forward such communications to the intended recipient.
Principal Holders of Securities
The following tabulation shows with respect to (i) each person who is known to be the beneficial owner of more than 5% of the Common Stock of the Company; (ii) the 401(k) Plan; (iii) each director of the Company (including nominees); (iv) the named executive officers listed in the Summary Compensation Table elsewhere in this proxy statement; and (v) all directors and executive officers, as a group: (a) the total number of shares of Common Stock beneficially owned as of March 11, 2024, except as otherwise noted, and (b) the percent of the class of Common Stock so owned:
Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(*)
Common Stock 5% beneficial owners and 401(k) Plan	BlackRock, Inc. 50 Hudson Yards New York, New York 10001	31,749,084(1)	11.30
	The Vanguard Group 100 Vanguard Blvd. Malvern, Pennsylvania 19355	26,495,483(1)	9.45
	Old Republic International Corporation 401(k) Savings and Profit Sharing Plan 307 N. Michigan Avenue Chicago, Illinois 60601	19,361,423(2)	7.00
Old Republic International Corporation	19	2024 Proxy Statement

	Name of Beneficial Owner	Shares Subject to Stock Options(*)	Shares Held by Employee Plans (*)(2)(3)	Other Shares Beneficially Owned(*)	Total	Percent of Class(*)
Directors (including nominees)	Barbara A. Adachi	0	0	7,845	7,845	**
	Steven J. Bateman	0	0	28,604	28,604	**
	Lisa J. Caldwell	0	0	10,706	10,706	**
	John M. Dixon	0	0	21,061	21,061	**
	Michael D. Kennedy	0	0	10,272	10,272	**
	Charles J. Kovaleski	0	0	15,002	15,002	**
	Spencer LeRoy III	0	0	100,686	100,686(4)	**
	Peter B. McNitt	0	0	10,280	10,280	**
	Glenn W. Reed	0	0	16,286	16,286	**
	Therace M. Risch	0	0	0	0	**
	Craig R. Smiddy***	545,980	35,878	156,550	738,408	0.27
	J. Eric Smith	0	0	0	0	**
	Fredricka Taubitz	0	0	21,000	21,000	**
	Steven R. Walker	0	0	70,000	70,000(5)	**
Named Executive Officers	W. Todd Gray	108,645	3,796	65,623	178,064	**
	Jeffrey P. Lange	77,700	2,787	39,777	120,264	**
	Stephen J. Oberst	255,000	91,766	68,608	415,374	0.15
	Frank J. Sodaro	115,770	3,195	49,358	168,323	**
Directors and Executive Officers as a group (20 individuals)(6)		1,238,210	142,786	777,509	2,158,505	0.78%
*
Calculated pursuant to Rule 13d-3(d) of the Exchange Act. Unless otherwise stated below, each such person has sole voting and investment power with respect to all such shares. Under Rule 13d-3(d), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. The number of shares beneficially owned includes restricted stock awards held by Messrs. Smiddy, Sodaro, Gray, Lange, and Oberst in the following amounts, respectively: 128,690, 38,340, 38,340, 31,670, and 55,010. These shares are included in their individual ownership but are subject to forfeiture and other restrictions, including time-based vesting. During the restricted period, the shareholder has voting power, but no dispositive power, with respect to such shares.

**	Less than one-tenth of one percent.
***	Also a named executive officer.
Old Republic International Corporation	20	2024 Proxy Statement

1.
Reflects the number of shares and percent of ownership as of December 31, 2023 shown in the most recent Schedule 13G filings with the SEC. BlackRock, Inc. has reported sole and shared voting power for 31,053,376 and - 0 - shares, respectively, and sole and shared dispositive power for 31,749,084 and - 0 - shares, respectively. The Vanguard Group has reported that it has sole and shared voting power for - 0 - and 96,403 shares, respectively, and sole and shared dispositive power for 26,115,450 and 380,033 shares, respectively.

2.	Reflects the number of shares held as of December 31, 2023 as follows:
(a)
Under the terms of the 401(k) Plan, a participant is entitled to vote the Company Common Stock held by the 401(k) Plan, the shares of which have been allocated to the participant’s account. The Executive Committee of the Company is authorized and has delegated the Employee Benefit Management Advisory Group the authority to vote the Company’s Common Stock held by the 401(k) Plan until such time as the shares of such stock have been allocated to a participant’s account or when a participant fails to exercise his or her voting rights. In these regards, the Executive Committee or its delegee may be deemed to have sole investment power with respect to unallocated stock and shared power for allocated stock held by the 401(k) Plan.

(b)
In addition to the 401(k) Plan, the Old Republic International Employees Retirement Plan holds 2,829,509 shares of the Company’s Common Stock not included in this table. The voting of these shares is controlled, directly or indirectly in a fiduciary capacity, by the Executive Committee or its delegee.

(c)
American Business & Mercantile Insurance Mutual Inc. (“ABM”) and its subsidiary own 1,286,700 shares of the Company’s Common Stock. ABM is a mutual insurer controlled by its policyholders and indirectly by the Company through management agreements, the ownership of its surplus notes, and by directors and officers who are employees of the Company. These shares are not included in this table.

3.
Includes only the shares that have been allocated to the employer matching, employee savings and/or employer contribution accounts, of the director or executive officer as a participant in the 401(k) Plan. Excludes those shares for which the director or executive officer may be deemed to have investment and voting power as a result of being a member of the Executive Committee.

4.	Includes 16,617 shares held in IRA or Roth IRA trusts for Mr. LeRoy’s benefit.
5.	Includes 30,000 shares held in IRA and SEP-IRA trusts for Mr. Walker’s benefit, and 26,500 shares held by his wife.
6.	Includes executive officers who are not named executive officers.
Old Republic International Corporation	21	2024 Proxy Statement

Procedures for the Approval of Related Person Transactions
In addition to a Code of Business Conduct and Ethics and a Code of Ethics for the Principal Executive Officer (CEO) and Senior Financial Officer (CFO), Old Republic also has a Conflict of Interest Policy, which is circulated annually and acknowledged by all directors, officers and key employees of the Company and its subsidiaries. This policy states that no director, officer, or employee of the Company or its subsidiaries may acquire or retain any interest that conflicts with the interest of the Company. This includes direct or indirect interests in entities or individuals doing business with the Company or its subsidiaries. If such a conflict occurs, employees are required to give a prior written disclosure of the conflict to the Company for evaluation. Such transactions or relationships shall be reviewed by a subcommittee of the Executive Committee composed of independent members: one from the Executive Committee, who serves as the Chair, and the chairs of the Audit, Compensation, and Governance and Nominating Committees. The current members of this subcommittee are Mr. LeRoy III (Chair), Mr. McNitt, Ms. Taubitz, and Mr. Walker.
Directors, officers, and affected employees are required to provide reasonable prior notice to the Company of any related party transaction, as defined by the Listed Company Standards of the NYSE and SEC rules. Under the procedures established by the subcommittee, a reasonable prior review of such related party transaction must be conducted to determine the appropriate action, if any, to take. If, based upon such prior reviews, the subcommittee concludes that such related party transaction is inconsistent with the interests of the Company and its shareholders, it shall prohibit it. Any director who is the subject of an existing or potential related party transaction will not participate in the decision-making process relating to such transaction. During 2023, there were no proposed related party transactions.
Delinquent Section 16(a) Reports
Based on Company records and other information, the Company believes that all reports required by Section 16(a) of the Exchange Act were timely filed during the year ended December 31, 2023.
Old Republic International Corporation	22	2024 Proxy Statement

Item 1
Election of Directors
Old Republic’s and its significant regulated insurance underwriting subsidiaries’ Boards of Directors have been classified into three classes for many decades. This staggered board organization recognizes policyholders’ dependence on stability and reliability to meet obligations of financial indemnity over long periods of time. The Board currently has fourteen directors divided into Class 1, Class 2, and Class 3. Five Class 1 directors are standing for re-election to hold office until the 2027 Annual Meeting of the Shareholders or until their successors duly elected and qualified.
Selection of Director Candidates
Pursuant to its Charter, the Governance and Nominating Committee evaluates and proposes to the Board of Directors new and continuing candidates for the Board and its Committees. The Committee identifies candidates through a variety of means, including professional search firms, recommendations from members of the board, suggestions from members of the Company’s management, and properly submitted nominations from shareholders (see “Director Candidate Recommendations” elsewhere in this proxy statement). The Committee has the sole authority to retain and terminate any search firm to be used to identify director candidates and approve the search firm’s fees and other retention terms.
Each of the five Class 1 directors up for election this year are current directors. These director nominees are:
•	Michael D. Kennedy
•	Spencer LeRoy III
•	Peter B. McNitt
•	J. Eric Smith
•	Steven R. Walker
On March 18, 2024, the Board of Directors increased its size to 14 and elected Therace M. Risch as a Class 2 director. She is considered independent and was also named a member of the Audit Committee and the Governance and Nominating Committee. Ms. Risch was initially identified as a director candidate by a third-party search firm, and, after the Governance and Nominating Committee approved her nomination, she was unanimously elected by the Board of Directors.
The Board of Directors, following this year’s Annual Meeting of the Shareholders, will continue to be composed of fourteen persons, of whom thirteen are classified as independent. While the Company believes the current size of the Board is appropriate for the Company’s current needs, total membership may vary from time to time. It is the Company’s longer-term objective to have a Board consisting of nine to eleven members with at least 80% qualifying as independent.
Board of Directors’ Recommendation
The Board of Directors recommends a vote FOR the Class 1 director nominees. Proxies solicited by the Board of Directors will be voted in favor of the election of these nominees unless shareholders specify to the contrary. The results of this vote shall be disclosed in a filing made with the SEC within four business days after the Annual Meeting of the Shareholders and will be available for review on the Company’s website, www.oldrepublic.com.
Old Republic International Corporation	23	2024 Proxy Statement

Director Qualifications
In considering the qualifications and independence of Board members and candidates, the Governance and Nominating Committee and full Board seek to identify individuals who, at a minimum:
•	Satisfy the requirements for director independence, as set out in the Company’s Corporate Governance Guidelines, in the Listed Company Standards of the NYSE, and in the regulations of the SEC;
•	Are, or have been, senior executives of businesses or professional organizations; and
•
Have significant business, financial, accounting and/or legal backgrounds that lend themselves to the unique nature of the Company’s insurance underwriting operations so as to address market, customer, and societal needs.

In line with the governance features set forth in the Company’s Corporate Governance Guidelines (see Governance section at www.oldrepublic.com), Old Republic seeks to attract and has retained for many years Board members who possess certain critical personal characteristics, most importantly:
(i)	intelligence, honesty, good judgment, high ethics, and high standards of integrity, fairness and responsibility;
(ii)	respect within the social, business and professional community for their principles and insights;
(iii)	demonstrated analytic ability; and
(iv)
ability and initiative to frame insightful questions, to challenge questionable assumptions collegially, and to disagree in a constructive fashion in such circumstances as may arise in the course of the Company’s activities.

Old Republic places great value on Board members’ long-term, successful experience in businesses and professions that can add to its Mission and long-term strategy. A mix of short-, medium-, and long-tenured Board members balances fresh insights and perspectives with a knowledge-based, long-term perspective on the Company’s business that provides greater assurance of stability, continuity, and sustainability of the enterprise and its Mission.
The long-term orientation to board service notwithstanding, an individual will not be slated for election to the Board following his or her 75th birthday, unless such individual is subject to a review by the Governance and Nominating Committee. This review will consider an individual's willingness to serve and his or her ability to make an ongoing contribution to the Company's governance and operations. Pursuant to this policy, the Board, at its meeting to slate directors for 2024, evaluated the qualifications and long-term and continuing contributions of Messrs. LeRoy and Walker as directors. The Board, with Messrs. LeRoy and Walker abstaining with respect to themselves, unanimously recommended waiving the policy’s application and they were each slated as an incumbent director for re-election.
Over the last five years, our Board refreshment process has resulted in the following:
•	6 new directors and 6 departures
•	Average tenure reduction from 17 years to 8 years
•	Median director age reduction from 76 years to 70 years
•	29% women directors and 21% minority directors
In furtherance of the Board’s commitment to its cybersecurity risk oversight responsibilities, the Board of Directors elected Therace M. Risch, a broadly experienced technology executive with domain expertise in both technology transformation and cybersecurity, as a Director and member of the Audit Committee and Governance and Nominating Committee, effective March 18, 2024. Further, Ms. Adachi, who is a member of the Audit Committee, completed the requirements for, and received, a CERT Certificate in Cybersecurity Oversight from the Carnegie Mellon University Software Engineering Institute in January 2024.
Old Republic International Corporation	24	2024 Proxy Statement

Board Diversity and Skills Matrix
In attracting and retaining members of the Board of Directors, the Company adheres faithfully to a non-discrimination policy. While the Company does not have a formal policy governing diversity among directors or candidates, the Board recognizes the value of diversity of skills, experience, background, and perspective and endeavors to have a well-rounded Board, as reflected in the matrix below.

Old Republic International Corporation	25	2024 Proxy Statement

2024 Director Nominees and Continuing Directors
The following tables list the nominees and continuing directors of the Company. Five Class 1 directors are to be elected at the Annual Meeting of the Shareholders for a term of three years and until their successors are elected and qualified. The nominees are current directors standing for re-election. It is intended that, in the absence of contrary specifications, votes will be cast pursuant to the enclosed proxies for the election of such nominees. Should any of the nominees become unable or unwilling to accept nomination or election, it is intended that, in the absence of contrary specifications, the proxies will be voted for the balance of those named and for a substitute nominee or nominees. However, the Company does not expect such an occurrence. All of the nominees have consented to be slated and to serve as directors if elected.
Given the reasons and background information cited next to each nominee’s and each continuing director’s name below, and as illustrated in the diversity and skills matrix above, the Board of Directors believes that each of the nominees and the other continuing directors are highly qualified to serve Old Republic’s shareholders and other stakeholders.
Nominees for Election: CLASS 1 (Term to expire in 2027)
Michael D. Kennedy Independent Director Since: 2020 Age: 67
Mr. Kennedy is a senior client partner with Korn Ferry, the global organizational consulting firm, where he is a member of that firm's global financial services market and a leader with Korn Ferry's Diversity Center of Expertise. Prior to joining Korn Ferry, he served in senior positions at several financial services firms, including GE Capital, Wachovia and J.P. Morgan & Co. He was appointed by President Obama to serve as the chair of the Federal Retirement Thrift Investment Board, the largest pension fund in the United States (the “U.S.”), where he served until his term ended in 2020.

Mr. Kennedy brings to the board his expertise and long experience in the financial services industry, which harmonize well with the Company’s business and the Board’s governance objectives.

Committees: Audit, Governance and Nominating*
* Governance and Nominating Committee Vice Chair effective May 23, 2024.

Spencer LeRoy III Chairman of the Board Since: 2021 Independent Director Since: 2017 (Director Since: 2015) Age: 77
Until his retirement in 2014, Mr. LeRoy was Senior Vice President, Secretary and General Counsel of the Company since 1992. Prior to that, he was a partner with the law firm of Lord, Bissell and Brook (now Locke Lord LLP). His legal career involved all aspects of insurance, corporate governance and financial-related matters.

Mr. LeRoy has long and significant legal experience and extensive knowledge of the Company and its risk factors, which harmonize well with the Company’s business and the Board’s governance objectives.

Committees: Executive

Old Republic International Corporation	26	2024 Proxy Statement

Peter B. McNitt Independent Director Since: 2019 Age: 69
Mr. McNitt is the retired Vice Chair of BMO Harris Bank; a position he held since 2006. Prior to that, he led BMO Harris’ U.S. Corporate Banking as Executive Vice President and U.S. Investment Banking as Executive Managing Director. He also serves as a director of Hub Group, Inc. (NASDAQ: HUB), a provider of intermodal highway and logistics services. He has long-term experience and deep knowledge gained during his more than 40-year-long career. His wide range of responsibilities focused on the delivery of the full breadth of wealth, and commercial and investment banking services to customers.

Mr. McNitt’s extensive experience harmonizes well with the Company’s business needs and governance objectives.

Committees: Audit, Compensation (Chair), Executive
“Financial Expert” as defined by SEC regulation

Current Public Company Directorships: Hub Group, Inc.

J. Eric Smith Independent Director Since: 2023 Age: 66
Mr. Smith was the President and Chief Executive of Swiss Re Americas from 2011 to 2020. Mr. Smith also held a number of executive roles in his career, including President of USAA Life Insurance Company and President of Allstate Financial Services. He also held various positions in property and casualty insurance with COUNTRY Financial over a 20-year period.

Mr. Smith’s significant experience in, and knowledge of, the business and the risk factors associated with the insurance industry and especially the insurance specialty markets harmonize well with the Company’s business needs.

Committees: Compensation, Governance and Nominating

Steven R. Walker Lead Independent Director Since: 2021 Independent Director Since: 2006 Age: 78
Mr. Walker was formerly Senior Counsel and Partner with Leland, Parachini, Steinberg, Matzger & Melnick, LLP, attorneys, San Francisco, California. He has significant experience as both an attorney and a business manager during a long career largely focused on the title insurance industry.

Mr. Walker’s extensive experience harmonizes well with the Company’s business needs and governance objectives.

Committees: Audit, Executive, Governance and Nominating (Chair)

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Continuing Directors: CLASS 2 (Term expires in 2025)
Steven J. Bateman Independent Director Since: 2017 Age: 65
An audit partner with the accounting firm of PricewaterhouseCoopers LLP until his retirement, Mr. Bateman had a 37-year career as an auditor and business advisor for a large number of organizations engaged in all major insurance fields. During that period of time, he gained a wealth of knowledge and experience in the business and the risk factors associated with the insurance industry.

Mr. Bateman’s background and experience harmonize well with the Company’s business and the Board’s governance objectives.

Committees: Audit (Vice Chair*), Compensation
* Successor Audit Committee Chair effective May 23, 2024.
Executive Committee member effective May 23, 2024.
“Financial Expert” as defined by SEC regulation

Lisa J. Caldwell Independent Director Since: 2021 Age: 63
Ms. Caldwell is the Chief Executive Officer of Caldwell Collection, LLC, a fashion retail organization, and previously served as the Executive Vice President and Chief Human Resources Officer of Reynolds American, R. J. Reynolds Tobacco Company, and RAI Services until her retirement in 2018. She is a member of the founding board of directors of Triad Business Bank and she has served in leadership roles at many charitable and educational organizations. Ms. Caldwell brings to the Board her general business and entrepreneurial expertise.

Ms. Caldwell’s experience as an executive officer of a large corporation and her extensive knowledge of human resource matters harmonize well with the Company’s business and the Board’s governance objectives.

Committees: Compensation, Governance and Nominating

John M. Dixon Independent Director Since: 2003 Age: 84
Mr. Dixon was formerly Chief Executive Partner with the law firm of Chapman and Cutler, Chicago, Illinois, until his retirement in 2002. His qualifications include his extensive background as an attorney and his knowledge of corporate law and the legal and other risks associated with corporations similar to the Company.

Mr. Dixon’s skills and experience harmonize well with the Company’s business and the Board’s governance objectives.

Committees: Compensation, Executive, Governance and Nominating

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Glenn W. Reed Independent Director Since: 2017 Age: 71
Mr. Reed served as a Managing Director of The Vanguard Group, Inc., one of the world’s largest asset-management firms, until his retirement from the firm in 2017. While at Vanguard, Mr. Reed had overall responsibility for Vanguard’s corporate finance and mutual fund finance functions, most recently heading up the firm’s Strategy division. Prior to joining Vanguard in 2007, he served as general counsel for a multi-line health and life insurance company following a 21-year career as a partner of the Chicago-based law firm of Gardner, Carton & Douglas (now Faegre Drinker Biddle & Reath).

Mr. Reed’s long experience and deep knowledge in these fields harmonize well with the Company’s business needs and the Board’s governance objectives.

Committees: Audit, Compensation
“Financial Expert” as defined by SEC regulation

Therace M. Risch Independent Director Since: 2024 Age: 51
Ms. Risch is Executive Vice President and Chief Information & Technology Officer for American Electric Power Company, Inc. She was previously Executive Vice President and Chief Information & Digital Officer at J.C. Penney Company, Inc. and Executive Vice President and Chief Information Officer at COUNTRY Financial. Further, she has 10 years of experience directly in the insurance industry working at the St. Paul Companies, Inc. and COUNTRY Financial.

Ms. Risch’s broad expertise in the areas of cybersecurity, technology transformation, and foundational IT operations, as well as her industry-specific business knowledge, harmonize well with the Company’s business needs and governance objectives.

Committees: Audit, Governance and Nominating

Continuing Directors: CLASS 3 (Term expires in 2026)
Barbara A. Adachi Independent Director Since: 2021 Age: 73
Retired from Deloitte in 2013, Ms. Adachi was formerly the chief executive and National Managing Partner for Deloitte Consulting’s Human Capital Consulting Practice. For over 20 years, she focused on human capital strategy, organization transformation, executive compensation and diversity, equity, and inclusion. Prior to Deloitte, she spent 18 years in the insurance industry specializing in employee benefits and workers’ compensation. She became NACD Directorship Certified® in 2022 and received a CERT Certificate in Cybersecurity Oversight from the Carnegie Mellon University Software Engineering Institute in January 2024.

Ms. Adachi’s extensive business experience in insurance, consulting and human capital matters harmonizes well with the Company’s business needs.

Committees: Audit, Governance and Nominating

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Charles J. Kovaleski Independent Director Since: 2018 Age: 75
A licensed attorney in two states, Mr. Kovaleski was President and Chief Executive Officer of Attorneys’ Title Insurance Fund, Orlando, Florida, for more than 20 years. He also served as an officer with one of the Company’s Title subsidiaries for many years and was a founding director, and later chair, of Riverside Bank of Central Florida.

Mr. Kovaleski’s extensive general business experience, particularly in real estate and title insurance, harmonizes well with the Company’s business needs.

Committees: Audit, Governance and Nominating

Craig R. Smiddy Director Since: 2019 Age: 59
Mr. Smiddy was elected as the Company’s President and Chief Executive Officer in 2019. Prior to that, he served as President and Chief Operating Officer of the Company since June 2018. From 2013 to 2018, he was Chief Operating Officer and then later appointed President of Old Republic General Insurance Group, Inc. Before joining the Company, he was President of the Specialty Markets Division of Munich Reinsurance America, Inc.

Mr. Smiddy’s significant experience in, and knowledge of, the business and the risk factors associated with the insurance industry and especially the insurance specialty markets harmonize well with the Company’s business needs.

Committees: Executive (Chair)

Fredricka Taubitz Independent Director Since: 2003 Age: 80
Ms. Taubitz is a CPA by training. Until 2000, she was Executive Vice President and Chief Financial Officer of Zenith National Insurance Corp. Until 1985, she was a partner with the accounting firm of Coopers & Lybrand (now PricewaterhouseCoopers LLP).

Ms. Taubitz’s long professional career, significant experience in, and knowledge of, the business and the risk factors associated with the insurance industry harmonize well with the Company’s business needs.

Committees: Audit (Chair*), Compensation, Executive
* Will be succeeded as Audit Committee Chair by Steven J. Bateman effective May 23, 2024.
“Financial Expert” as defined by SEC regulation

Old Republic International Corporation	30	2024 Proxy Statement

Item 2
Ratification of the Selection of an Independent Registered Public Accounting Firm
In accordance with its charter, the Audit Committee has selected the firm of KPMG LLP (“KPMG”), an independent registered public accounting firm, to be the Company’s independent registered public accounting firm for the year 2024. The selection has been approved by the Board of Directors. In the ordinary course of corporate governance, the Board of Directors is asking and recommending that the shareholders ratify this selection. The Company is not required to take any action as a result of the outcome of the vote on this proposal. However, in the event the shareholders fail to ratify this selection, the Board of Directors and the Audit Committee will investigate the reasons for the shareholders’ rejection and may consider whether to retain KPMG or to appoint another independent registered public accounting firm. Even if the selection of KPMG is ratified, the Board of Directors and Audit Committee, at their discretion, may direct the appointment of a different independent registered public accounting firm if they believe that such a change would be in the best interests of the Company’s shareholders and other stakeholders.
External Audit Services
The Audit Committee previously selected KPMG as the Company’s independent registered public accounting firm to examine its consolidated financial statements for the year ended December 31, 2023. A member of KPMG will be invited to attend the Company’s Annual Meeting of the Shareholders. He or she will be provided with an opportunity to make a statement, if so desired, and will be available to respond to appropriate questions.
KPMG’s aggregate fees for professional services for 2023 and 2022 are shown below.
Type of Fees	2023	2022
Audit	$6,689,800	$5,986,085
Audit Related	355,382	300,391
Tax	—	—
All Other	—	—
Total	$7,045,182	$6,286,476
The term “Audit Fees” refers to expenses covering: (a) professional services rendered by the auditors for the audit of the Company’s consolidated annual financial statements and internal control over financial reporting included in the Company’s Form 10-K, (b) reviews without audit of financial statements included in the Company’s Forms 10-Q, and (c) services normally provided by the auditors in connection with mandated audits of statutory financial statements and filings. “Audit Related Fees” refers to charges for assurance and related services by the auditors that are reasonably related to the performance of the audit or review of the Company’s financial
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statements and are not reported under “Audit Fees”. Audits of the Company’s employee benefit plans, when required, are performed by an independent audit firm other than KPMG. “Tax Fees” refers to fees for professional services rendered by the auditors for tax compliance. The term “All Other Fees” refers to fees for products and services provided by the auditors, other than those reported under the preceding categories.
The charter of the Audit Committee requires that it preapprove all non-audit work by the Company’s independent registered public accounting firm. In determining whether to approve non-audit services, the Committee considers whether the services in question facilitate the performance of the audit, improve the Company’s financial reporting process or are otherwise in the Company’s and its shareholders’ interests. All of the Audit-Related Fees billed to the Company in 2023 and 2022 were approved by the Audit Committee pursuant to the pre-approval waiver requirements of SEC Regulation S-X.
KPMG has advised the Committee of its independence with respect to the Company.
Board of Directors’ Recommendation
The Board of Directors recommends a vote FOR the ratification of the selection of KPMG as the Company’s independent registered public accounting firm. Proxies solicited by the Board of Directors will be voted in favor of the ratification of the selection of this firm unless shareholders specify to the contrary. The results of this vote will be disclosed in a filing made with the SEC within four business days after the Annual Meeting of the Shareholders and will be available for review on the Company’s website, www.oldrepublic.com.
Audit Committee Report for 2023
In accordance with its written charter, the Audit Committee performs the oversight role assigned to it by the Board of Directors. As part of its oversight responsibilities, the Audit Committee appointed KPMG as the Company’s independent registered public accounting firm for 2023.
Management has responsibility for preparing the Company's financial statements as well as for the Company's financial reporting process and internal controls. KPMG is responsible for auditing the Company’s financial statements and expressing opinions on the conformity of the Company's audited financial statements with U.S. Generally Accepted Accounting Principles and the effectiveness of the Company's internal control over financial reporting.
During 2023, the Audit Committee met with KPMG, with and without management representatives present, to discuss the results of its examinations, its evaluations of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting. The Audit Committee reviewed and discussed with management and KPMG the Company’s audited financial statements and the assessment of the effectiveness of internal controls over financial reporting contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. The Audit Committee also received from KPMG the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board and the SEC regarding KPMG’s communications with the Audit Committee concerning independence, discussed with KPMG their independence from the Company and its management, and considered whether KPMG’s provision of non-audit services to the Company is compatible with maintaining KPMG’s independence.
The Audit Committee reviewed the Company’s internal audit function, including the reporting obligations and proposed audit plans and periodic reports summarizing the results of internal auditing activities. The Audit Committee met regularly with the Company’s legal counsel to review the status of litigation involving the Company or its subsidiaries. Further, the Audit Committee received reports to monitor and review the Company’s assessment of data protection and cybersecurity risk exposure and mitigation efforts.
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Based on the discussions and reviews referred to in this report, the Audit Committee recommended to the Board of Directors, and the Board approved, the inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.
By the Audit Committee*:
Barbara A. Adachi	Peter B. McNitt
Steven J. Bateman	Glenn W. Reed
Michael D. Kennedy	Fredricka Taubitz (Chair)
Charles J. Kovaleski	Steven R. Walker
*	Reflects membership as of the date of the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.
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Item 3
Vote on Executive Compensation
Background
Pursuant to Section 14A of the Exchange Act and the related rules of the SEC, we are asking our shareholders to approve, on a non-binding advisory basis, the compensation of the named executive officers listed in the Summary Compensation Table in this proxy statement, as disclosed in accordance with SEC rules. This proposal is commonly called a “Say-on-Pay” proposal. At the 2023 Annual Meeting of the Shareholders, our shareholders approved a non-binding proposal to provide you with a Say-on-Pay proposal on an annual basis. In light of this result, and in accordance with the Board’s recommendation, the Board has determined that ORI will conduct “Say-on-Pay” votes on an annual basis until the next required shareholder advisory vote regarding the frequency of such votes, which is expected to occur at the 2029 Annual Meeting of the Shareholders.
It is Old Republic’s policy to provide full disclosure concerning its compensation philosophy and corporate governance. The Board of Directors and the Compensation Committee, in particular, review the elements of Company compensation each year. Special attention is devoted to the compensation of the executive officers and certain senior managers of the Company. The Company seeks to align executive officer compensation with shareholder value on an annual and long-term basis through a combination of annual salary, annual performance recognition awards, and equity-based awards. The Company believes that its history of growth over many decades is, in part, a result of its compensation programs that encourage longer-term growth and the building of long-term shareholder value rather than short-term results. A more detailed review of those programs and the awards in 2023 for the named executive officers of the Company are reported in the Summary Compensation Table in this proxy statement. The Board of Directors and Compensation Committee believe the Company’s performance and executive officer compensation have been aligned and balanced with shareholder returns. This vote is therefore not intended to address any one specific element of compensation or the compensation paid to any one individual. Rather, the resolution concerns the overall philosophy, makeup, and amounts of compensation paid to the named executive officers.
This vote is advisory and is not binding upon the Board of Directors. The vote is intended to be a measure of the shareholders overall approval of the handling of the Company’s executive compensation matters. Therefore, the vote will not result in a change or clawback of any existing or future compensation of any individual. Nor will this vote necessarily result in a change in the elements or compensation programs of the Company, as those decisions remain vested in the Board of Directors. However, if the shareholders fail to give this proposal a favorable vote, the Board of Directors and Compensation Committee will investigate the reasons the resolution did not receive a majority vote. Further, this vote will be taken into consideration when future changes are considered in the elements of compensation, when compensation programs are adopted or changed, and when compensation amounts or incentive awards are approved for executive officers and certain senior managers of the Company.
Proposed Resolution
Resolved, that the shareholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers listed in the Summary Compensation Table included in this proxy statement, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including in the Compensation Discussion and Analysis, Summary Compensation Table, and the other related tables and disclosures.
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Board of Directors’ Recommendation
The Board of Directors recommends a vote FOR this resolution. Proxies solicited by the Board of Directors will be voted in favor of the resolution. The results of this vote will be disclosed in a filing made with the SEC within four business days after the Annual Meeting of the Shareholders and will be available for review on the Company’s website, www.oldrepublic.com.
2023 Executive Compensation Vote
At the Company’s 2023 Annual Meeting of the Shareholders approximately 94.8% of shares present in person or by proxy voted to approve the Company’s executive compensation for 2022. The Compensation Committee and Board of Directors considered this vote when it reviewed executive compensation for 2023.
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Executive Compensation
Compensation Discussion and Analysis
This Compensation Discussion and Analysis provides a detailed description of our executive compensation philosophy and objectives, explains how the Compensation Committee of the Board of Directors oversees and implements the Company’s executive compensation program, and reviews the Committee’s decisions regarding 2023 compensation for the named executive officers listed in the Summary Compensation Table.
Compensation Philosophy and Objectives
Compensation levels are set to enable the Company to attract, reward and retain executive officers and other employees critical to its long-term success. The Board of Directors believes that compensation paid to executive officers with policy-setting responsibilities should be closely aligned with the Company’s performance on both a short-term and long-term basis.
Executive officers, including the CEO and CFO, do not have employment contracts. They and all other employees of the Company and its subsidiaries are “employees-at-will”. Compensation for the CEO, CFO, other executive officers, and certain senior managers of the Company and its subsidiaries is set annually by the Compensation Committee of the Board of Directors based either on its sole determination or in consultation with the CEO, provided that the CEO does not consult on his own compensation.
Beginning in 2023, the Compensation Committee determined to shift to a more objective performance-based compensation program that more directly links executive compensation to the satisfaction of specified performance criteria and individual performance. In doing so, the Compensation Committee sought to establish a clear line of sight between performance, accountability, and incentive compensation for short-term and long-term incentive compensation. To this end, in March 2023, at the recommendation of the Compensation Committee, the Board approved the Old Republic International Corporation 2023 Performance Recognition Plan (the “PRP”), and the Compensation Committee awarded annual performance-based incentive target cash awards under the PRP for the named executive officers, as described below under the heading “2023 Performance Recognition Plan”. Beginning in 2023, the PRP replaced the various Key Employee Performance Recognition Plans (“KEPRPs”), under which annual performance-based incentive awards were awarded for 2022 and prior years, as a means of providing cash incentive compensation to the Company’s executive officers and certain senior managers.
Consistent with its shift to a more objective performance-based compensation program, in March 2024, the Compensation Committee granted equity awards to executive officers that include performance-based objectives. Approximately 60% of the notional value of equity compensation awards to executive officers include performance grants measured over a 3-year performance period. The performance grants earned will depend on the level of achievement (threshold, objective, or maximum) of the performance objectives over the performance period, based on a 50% weighting for each. Less than threshold will earn 0%, meeting the threshold will earn 50%, meeting the objective will earn 100%, and meeting or exceeding the maximum will earn 200%, with achievement levels between the threshold and the maximum interpolated accordingly. The two performance objectives are: (i) 3-Year Average Operating Return on Equity (which reflects the operating return on equity over the 3-year performance period) of 6% (threshold), 11% (objective), and 18% (maximum), and (ii) 3-Year Annual Compound Total Return in Book Value per share (including dividends) (which reflects the total return per share over the 3-year performance period) of 6% (threshold), 11% (objective), and 18% (maximum).
The Board of Directors and Compensation Committee reviewed last year’s advisory “Say-on-Pay” shareholder vote concerning executive officer compensation and took into account that vote (94.8% of shares present in person or by proxy voted to approve) along with all other considerations in its review and determination of compensation for the current year. The Committee expects to also consider that vote and future votes concerning executive officer compensation when reviewing any possible changes in compensation
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programs. In addition, the Board reviewed last year’s advisory shareholder vote on the frequency of having advisory shareholder votes on executive compensation, and taking into account that vote as well as its own recommendation, the Board determined that ORI will conduct “Say-on-Pay” votes on an annual basis until the next required shareholder advisory vote regarding the frequency of such votes.
The companies Old Republic selected as members of its peer group for 2023 are: American Financial Group, Inc., American International Group, Inc., W. R. Berkley Corporation, Chubb Limited, Cincinnati Financial Corporation, CNA Financial Corporation, Fidelity National Financial, Inc., First American Financial Corporation, The Hartford Financial Services Group, Inc., Stewart Information Services Corporation and The Travelers Companies, Inc. A comparison of the aggregate stock performance of Old Republic and this peer group appears in a chart in Part II of the Company’s Annual Report on Form 10-K and elsewhere in this proxy statement.
Executive Compensation Practices
We are committed to sound executive compensation practices, and the Compensation Committee of the Board of Directors reviews executive compensation practices at least annually in furtherance of this commitment. In 2023, the Compensation Committee continued shifting to a more transparent performance-based incentive compensation program directly linking executive compensation to specified performance criteria for short-term cash incentive compensation and long-term equity incentive compensation.
Considerations in Reaching Compensation Decisions
With the goal of attracting, retaining, incentivizing, and rewarding executives, Old Republic focuses on the individual performance of the executives and rewards performance that the Compensation Committee believes will lead to both the short-term and long-term success of the Company and its subsidiaries. The Committee evaluates the Company’s CEO and the other executive officers’ performance and compensation primarily in the context of the following factors:
•	Vision and planning in managing the Company for the long run;
•	Strategies established and implemented to accomplish this important objective;
•	Leadership qualities;
•	Judgment in making decisions regarding plans and general management of the Company’s affairs;
•	Commitment to achieving goals, especially when faced with adversity;
•	Ability in setting objectives and promoting the best interests of the Company’s shareholders, the beneficiaries of its subsidiaries’ insurance policies, and those of its other stakeholders; and
•	Adherence to high ethical standards that promote and protect the Company’s good name, culture and reputation.
None of these factors is given any greater weight than another. Rather, each Compensation Committee member subjectively reviews these factors in the aggregate and exercises business judgment in reaching conclusions. The Committee independently evaluates the CEO’s performance and compensation, and that of other executive officers and certain senior managers in consultation with the CEO.
In setting performance objectives for awards granted under the PRP, the Committee considers, among other matters, the Company’s financial performance, objectives, and strategy.
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Elements of Compensation
The Compensation Committee has established a total compensation package designed to attract, retain, incentivize, and reward executives. The compensation paid to the CEO, CFO, other executive officers, and certain senior managers of the Company and its subsidiaries is comprised of the following elements treated as a total compensation package:
•	Annual salary;
•	Annual cash performance awards;
•	Equity-based awards; and
•	Other employment benefits such as life and health insurance and the 401(k) Plan.
Annual Salary Compensation Practices
The Company’s objective in regard to all of its employees is to set annual salaries at amounts that:
•	Are reasonably competitive in the context of prevailing salary scales in the insurance industry, and
•	Provide a fixed, reasonable source of annual income commensurate with the individual’s work responsibilities.
The primary factors considered, in varying degrees, in the establishment of annual salaries for executive officers and certain senior managers are:
•	Business unit size and complexity of operations with which the individual is associated;
•	The individual’s level of responsibility and experience;
•	The success of the business unit with which the individual is associated; and
•	The individual’s contribution to the business unit’s success.
When making these evaluations, the prevailing salary scales in the insurance industry, the annual consumer price index, the trends in salary levels in published or private compilations and reports, and the data contained in the proxy statements of selected publicly held insurance organizations are taken into account. No formula, set benchmark or matrix is used in determining annual salary adjustments. The decision regarding each executive officer, other than the CEO, and certain senior managers is subjectively based upon all of the above factors, with the Compensation Committee members exercising their business judgment in consultation with the CEO. The Compensation Committee has sole authority for establishing CEO compensation based on the above factors and the Committee’s business judgment.
The salaries of the executive officers are reviewed on an annual basis during the first quarter of the year, and concurrently with a promotion or other significant change in responsibilities. Prior compensation, including prior cash and/or deferred incentive awards, bonuses and prior gains from equity awards are not taken into account when setting current annual salaries for the CEO, CFO, and any other executive officer of the Company.
Incentive Awards and Bonuses
Beginning with performance year 2023, the PRP replaced the KEPRPs as a means of providing cash incentive compensation to executive officers and certain senior managers. The adoption of the PRP in March 2023 reflects the Compensation Committee’s desire to shift to a more objective performance-based program and to provide for annual payouts based on satisfaction of specified performance objectives and individual performance. The Board’s approval of the PRP is one part of the overall strategy to develop a clear line of sight between performance, accountability, and incentive compensation. These awards are intended to reward and retain executive officers, certain senior managers, and certain other employees of the Company and its subsidiaries, based on the level of achievement of performance-based objectives and management’s and the Compensation Committee’s review of their performance.
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2023 Performance Recognition Plan (PRP)
Under the PRP, the Compensation Committee determines the amount of the performance-based award opportunity for a designated performance period based on specified performance criteria and performance objectives for each participant. The performance criteria used by the Compensation Committee may include either objective or subjective criteria that measure performance by the Company, an operating segment or other affiliate, and/or a participant’s performance. These criteria may include, but are not limited to, customary industry, corporate, or financial performance measures. Each performance objective is weighted against the other performance objectives selected for an award and specifies the percentage that can be earned based on the level of achievement. Each cash award under the PRP is calculated by reference to the participant’s target award approved by the Committee for the award year equal to a percentage of the participant’s base salary. Cash awards are paid in the tax year following the performance period. Annual PRP cash awards also have a discretionary component that subjectively measures an individual’s performance. The Compensation Committee determines the amounts paid under an award depending on the level of achievement of the applicable weighted performance objectives during the performance period.
Awards under the PRP have such vesting and change of control provisions as specified in the award agreement. In general, 2023 PRP award recipients must be employed by the Company or one of its affiliates on the date of payment for the award to vest. Notwithstanding the foregoing, (1) if an award recipient dies or becomes disabled during the performance period for the award, the executive’s award will vest pro rata and (2) if an award recipient is terminated without cause or in connection with a change in control, the award will vest in full.
2023 Annual Performance-Based Cash Bonuses
The Compensation Committee awarded 2023 annual performance-based cash bonuses under the PRP (the “2023 PRP awards”) in March 2024 based on award targets approved by the Committee in 2023. The performance period under the 2023 PRP awards was calendar year 2023. The Compensation Committee reviewed advice from Fredrick W. Cook, Inc. regarding market practices and considered Mr. Smiddy’s recommendations for executive officers, other than himself, and certain senior managers.
The 2023 PRP awards granted to all of the named executive officers were dependent on the level of achievement of the following performance criteria (weighted as noted): (i) $/% change – Net Earned Premiums & Fees (excluding the results of the Title and RFIG run-off segments), which reflects the change in the amount of net earned premiums and fees earned during 2023 as compared to the prior year, of 2.0% (threshold), 5.0% (objective), 8.0% (maximum) (35% weighting); (ii) % Underwriting Margin/Combined Ratio (excluding the results of the RFIG run-off segment), which reflects underwriting margin/combined ratio for the performance period, of 99.5% (threshold), 93.0% (objective), 89.5% (maximum) (35% weighting); and (iii) a discretionary component approved by the Compensation Committee that subjectively measures an individual’s performance during the performance period (30% weighting). For the two non-discretionary criteria, achievement levels less than threshold earned 0%, meeting threshold earned 50%, meeting objective earned 100%, and meeting or exceeding maximum earned 200%, with achievement levels between threshold and maximum interpolated accordingly. The achievement level of the discretionary component earned between 0% and 200%.
The 2023 PRP target bonus amount payable as a percentage of base salary for the named executive officers were: Mr. Smiddy, 165% of salary; Mr. Sodaro, 90% of salary; Messrs. Gray and Oberst, 130% of salary; and Mr. Lange, 110% of salary.
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For 2023, the achievement level for the two non-discretionary criteria was as follows: $/% change – Net Earned Premiums & Fees (excluding Title and RFIG run-off segments) was 8.2% and % Underwriting Margin/Combined Ratio (excluding the results of the RFIG run-off segment) was 92.8%. The following table shows the target bonus amount, earned amount based on level of achievement for each of the performance criteria, and the total bonus amount for each of the named executive officers.
Executive	Target Bonus Amount	$/% change in Net Earned Premium and Fees	% Underwriting Margin/Combined Ratio	Discretionary	Total
Craig R. Smiddy	$1,529,000	$1,070,300	$565,731	$642,180	$2,278,211
Frank J. Sodaro	504,600	353,220	186,702	211,932	751,854
W. Todd Gray	766,133	536,293	283,470	321,776	1,141,539
Jeffrey P. Lange	605,000	423,500	223,850	254,100	901,450
Stephen J. Oberst	813,000	569,100	300,810	341,460	1,211,370
Equity Awards under Incentive Compensation Plans
The Company believes executive officers, certain senior managers, and certain other employees of the Company’s and its subsidiaries who make substantial contributions to long-term performance should have an equity ownership in the Company to better align their interests with those of the shareholders. The most recent plan, the 2022 Incentive Compensation Plan, was approved by shareholders in May 2022. As a result of the approval by the shareholders of the 2022 Incentive Compensation Plan, no further awards were made under the prior plan, the 2016 Incentive Compensation Plan.
The 2022 Incentive Compensation Plan permits the granting of a broad variety of equity incentives, including any or all of the following types of awards: (1) stock options, (2) restricted stock awards, (3) restricted stock units, (4) performance grants, and (5) stock appreciation rights. The Compensation Committee has the authority to: (i) select the participants to whom awards may be granted; (ii) determine the type or types of awards to be granted; (iii) determine the number of awards; (iv) determine the terms and conditions of any award; (v) determine whether, to what extent, and under what circumstances awards shall be deferred; and (vi) determine whether, to what extent, and under what circumstances any award shall be canceled or suspended. As of March 1, 2024, 17,788,491 shares remain available for awards under the 2022 Incentive Compensation Plan.
The objective of the 2022 Incentive Compensation Plan is to encourage:
•	Alignment of shareholder and employee interests;
•	Employee efforts to grow shareholder value; and
•	A commitment to the Company.
Accordingly, these awards have not been limited to the CEO, CFO, and other named executive officers, but have also been granted to several hundred employees of the Company and its subsidiaries. The factors considered when making these awards include:
•	Business unit size and complexity of operations with which the individual is associated;
•	The individual’s level of responsibility and experience;
•	The success of the business unit with which the individual is associated; and
•	The individual’s contribution to the business unit’s success.
Old Republic International Corporation	40	2024 Proxy Statement

The relative significance of the above factors with respect to awards granted to the CEO, CFO, other named executive officers, certain senior managers, and certain other employees is determined subjectively by the Compensation Committee. The Compensation Committee gives consideration to the segmented and consolidated results of the Company using business judgment and consultation with the CEO for awards other than the CEO. The aggregate number of shares granted annually over the past three years to all employees, including the CEO, CFO, and other named executive officers has been approximately 1.1% of the then outstanding Common Stock of the Company.
These awards are typically made once a year, usually during the first quarter following receipt of the independent registered public accounting firm’s report on the financial statements for the preceding year. The Compensation Committee approves the individual award granted to the CEO, CFO, and the other executive officers, and certain senior managers. The Compensation Committee also approves a total pool of awards to be made to other employees, with such awards to be determined by the CEO. Each award is made at the fair market value of the Company’s Common Stock on the date the award is granted (the grant date).
When making these awards, the other sources of compensation for the participant, such as base salary and any other awards, are taken into account. The Compensation Committee does not take material nonpublic information into account when determining the timing and terms of these awards, and the Company does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
Pension Plan
The Old Republic International Employees Retirement Plan (“Company Pension Plan”) assumed the obligations and assets of other retirement plans maintained by certain subsidiaries. All of these plans have been closed to new employees for many years. The accrued benefit levels available to each participant in the Company Pension Plan were frozen at December 31, 2013 and no new benefits have accrued to participants since that date.
Mr. Oberst is currently eligible for early retirement benefits and/or in-service withdrawals under the Company Pension Plan. Messrs. Smiddy, Sodaro, Gray, and Lange are not participants in the Company Pension Plan or any pension plan previously sponsored by a subsidiary of the Company. Under the Company Pension Plan, as it applies to Mr. Oberst, benefits were determined by taking into account 1.5% of the participant’s “Final Average Monthly Earnings” (1/60th of the aggregate earnings of the employee during the period of the five consecutive years of service out of the last ten consecutive years of service that results in the highest “Final Average Monthly Earnings”) multiplied by the participant’s years of service. Earnings include base salary and commissions, but exclude bonuses and cash and deferred incentive compensation awards granted under any Company or subsidiaries’ incentive plans or KEPRPs. Early retirement benefits are available under the Company Pension Plan for persons who are eligible and elect to retire after attaining age 55 provided they have at least five years of vested service with the Company. In this case, early retirement benefits are adjusted based upon the participant’s age at retirement. The adjustment begins at 50% of normal benefits at age 55. For participants age 55 to 60, the early retirement benefits increase by 3.33% per year. Between ages 60 and 65, they increase by 6.66% per year until they reach 100%. Vested benefits can be paid upon an employee’s attainment of age 70.5. The minimum age for participants to request an in-service withdrawal is 59.5.
ORI 401(k) Savings and Profit Sharing Plan
The 401(k) Plan, which has been in place since 1978 and was originally called Employees Saving and Stock Ownership Plan (ESSOP), is intended to encourage all of ORI’s eligible employees to save in a tax-advantaged manner and benefit from Company matching contributions in the form of ORI Common Stock to build a stake in the Company’s business. At March 1, 2024, the 401(k) Plan held approximately 6.9% of ORI’s Common Stock.
Eligible employees who elect to participate in the 401(k) Plan by saving a portion of their pay may receive an employer match ranging from 20% to 140% of a maximum of 6% of the participant’s first $150,000 in eligible annual compensation. The matching formula is based upon the percentages deferred by the participants and the increase in the Company’s five-year running average of net operating
Old Republic International Corporation	41	2024 Proxy Statement

earnings growth per share, adjusted for the effect of the RFIG run-off. Employees’ savings are invested, at the employees’ direction, in a number of publicly-traded mutual funds, and, for certain contributions to their 401(k) Plan accounts, they may elect to purchase the Company’s Common Stock as an investment option. Employer matching contributions are initially contributed using the Company’s Common Stock. Employees with three or more years of service as of the prior year’s end may immediately diversify the investment of such matching contributions into alternative mutual funds available for investment under the 401(k) Plan. Further, such employees may also diversify all of the prior contributions of Company Common Stock at any time into such mutual funds. The number of times that employees may change their investments into or out of the Company’s Common Stock is subject to an annual limitation. A participant becomes vested in the account balance allocated from employer contributions upon being totally and permanently disabled, death, or upon the earlier of attaining age 65 or being employed for 6 years. Vesting occurs in increments of 20% per year, beginning after one year of service. Benefits are payable upon termination of service, death or disability, or following retirement, and are subject to minimum distribution requirements set forth under the Internal Revenue Code. Benefits are also payable via in-service withdrawals, and the minimum age for participants to request in-service withdrawals is 59.5. The 401(k) Plan includes automatic enrollment contributions for new employees equal to 6% of the employee’s compensation unless they opt out. The 401(k) Plan also allows for designated Roth contributions and in-plan Roth conversions. At the election of the participant, benefits derived from employer matching contributions are distributable either in cash or the Company’s Common Stock at the time of a distributable event.
In addition to the matching contributions, employer discretionary contributions can be made under the 401(k) Plan similar to what was historically contributed through the Company’s Baseline Security Plan, which was merged into the 401(k) Plan effective December 30, 2022. These annual discretionary contributions are performance-based with an emphasis on the long-term underwriting and related services profitability of the individual subsidiaries or groups thereof that employ participants. Discretionary contributions are approved each year by ORI’s Compensation Committee and Board of Directors following the receipt of all pertinent audit reports for the Company and its subsidiaries. Discretionary contributions are characterized as a percentage of the participant’s first $150,000 in eligible annual compensation. These employer discretionary contributions are made in cash and subject to the participants’ investment elections.
Other Benefits
The Company does not provide any significant compensation by way of perquisites or personal benefits to its executive officers or any other employees. Such benefits that are provided in very few cases include the personal value attributed to the use of Company-supplied automobiles, the personal value of club memberships, and the value of certain personal meals incurred in connection with Company business. The value of these benefits to the CEO, CFO, and other named executive officers were insignificant and are included with other amounts in the “All Other Compensation” column of the Summary Compensation Table appearing elsewhere in this proxy statement.
Clawback Policy
The Company has adopted a clawback policy that generally provides, in the event of an accounting restatement, the Company shall seek to recover, reasonably promptly, all erroneously awarded compensation from an executive officer during the time period covered in accordance with the Section 303A.14 of the NYSE Listed Company Manual and Section 10D and Rule 10D-1 of the Exchange Act. The determination of the amount of erroneously awarded compensation, in the case of an accounting restatement, will be made without regard to any individual knowledge or responsibility related to the accounting restatement or the erroneously awarded compensation. Notwithstanding the foregoing, if the Company is required to undertake an accounting restatement, the Company shall recover the erroneously awarded compensation unless the recovery is determined to be impracticable by the Compensation Committee in accordance with the clawback policy. The foregoing description is qualified by reference to the Company’s complete clawback policy, which is filed as an exbibit to the Company’s annual report on Form 10-K.
Old Republic International Corporation	42	2024 Proxy Statement

Hedging and Pledging Prohibited
The Company has a policy prohibiting any director or executive officer (a covered individual) from hedging the economic risk of his or her ownership of the Company’s securities. Under this policy, a covered individual is prohibited from entering into any derivative transaction on the Company’s securities (e.g., any short-sale, forward, option, collar, etc.). Further, the policy does not allow a covered individual to pledge the Company’s securities at any time, which includes holding Company securities in a margin account or using Company securities as collateral for a loan.
Stock Ownership Guidelines
The Company encourages all of its employees to own Company Common Stock directly or through employee benefit plans such as its 401(k) Plan. All of its executive officers and directors own shares of the Company’s Common Stock. The table under the heading “Principal Holders of Securities” elsewhere in this proxy statement shows the nature and amount of such holdings.
The Company also has an equity ownership policy for its directors and senior officers. Pursuant to this policy, directors are required to acquire holdings in the Company’s Common Stock with a value of at least $250,000. New directors are allowed to take three years during which to acquire such ownership, with the valuation of the shares equivalent to the greater of the current market value attained at any point in time, or the original acquisition cost. For certain other senior officers of the Company, the recommended value of Common Stock ownership is based upon the following multiples of the officer’s base salary:
CEO of the Company	6 times
President of the Company	4 times
Other senior officers of the Company	1.5 times
In measuring compliance with the Company's stock ownership requirement for officers, the Company will consider the following: (i) the greater of current market value attained at any time or the acquisition cost of shares owned directly, however acquired; and shares held by Company’s benefit or compensation plans as well as other shares beneficially owned and (ii) the value of deferred compensation accounts. Newly appointed senior officers subject to this policy have five years to meet the pertinent requirement. All of the Company’s directors and executive officers either currently hold in excess of the requirement that applies to them or are within the respective three- or five-year time period permitted for compliance.
Compensation Committee Interlocks and Insider Participation
During 2023, the Compensation Committee was comprised of Steven J. Bateman, Lisa J. Caldwell, John M. Dixon, Peter B. McNitt, Glenn W. Reed, J. Eric Smith, Arnold L. Steiner (until May 25, 2023), and Fredricka Taubitz, none of whom was an employee or a current or former officer of the Company or any of its subsidiaries during their time in service on the Compensation Committee and none of whom had any relationship with the Company requiring disclosure under this caption under SEC rules.
Old Republic International Corporation	43	2024 Proxy Statement

Compensation Committee Report For 2023
The Compensation Committee has reviewed and discussed with the Company’s management the Compensation Discussion and Analysis (“CD&A”) contained in this proxy statement. Based upon this review and discussion, the Compensation Committee recommended that the CD&A be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.
By the Compensation Committee:
Steven J. Bateman	Glenn W. Reed
Lisa J. Caldwell	J. Eric Smith
John M. Dixon	Fredricka Taubitz
Peter B. McNitt (Chair)
Old Republic International Corporation	44	2024 Proxy Statement

Executive Compensation Tables
Summary Compensation Table
The following table shows the compensation for the named executive officers of the Company.
SUMMARY COMPENSATION TABLE
(a) Name and Principal Positions	(b) Year	(c) Salary	(d) Bonus(1)	(e) Restricted Stock Awards (“RSAs”)(2)	(f) Value of Stock Option Awards(3)	(g) Non-equity Incentive Compensation Awards(4)	(h) Change in Pension Value and Nonqualified Deferred Compensation Earnings(5)(6)	(i) All Other Compensation(7)	(j) Total ($)
Craig R. Smiddy
President and Chief Executive Officer	2023	$926,667	$—	$1,933,420	$652,000	$2,278,211	$—	$37,019	$5,887,317
	2022	890,000	1,451,018	1,638,000	554,400	—	—	6,592	4,540,010
	2021	863,333	1,244,483	—	261,800	—	—	22,676	2,392,292
Frank J. Sodaro
Senior Vice President and Chief Financial Officer	2023	560,667	—	607,750	228,200	751,854	—	30,677	2,179,148
	2022	523,000	439,495	468,000	184,800	—	—	60,837(8)	1,676,132
	2021	367,500	403,304	—	56,100	—	—	61,065(8)	887,969
W. Todd Gray
Executive Vice President and Treasurer	2023	589,333	—	607,750	228,200	1,141,539	—	26,968	2,593,790
	2022	558,667	623,678	468,000	184,800	—	—	22,647	1,857,792
	2021	535,000	570,369	—	74,800	—	—	18,665	1,198,834
Jeffrey P. Lange
Senior Vice President — Underwriting and Distribution	2023	550,000	—	607,750	228,200	901,450	—	32,729	2,320,129
Stephen J. Oberst
Executive Vice President	2023	626,346	—	850,850	293,400	1,211,370	33,099	73,198	3,088,263
	2022	604,808	812,032	702,000	246,400	—	—	52,623	2,417,863
	2021	588,077	738,131	—	121,550	—	—	73,037(9)	1,520,795
1.
The awards in this column include the combined cash and deferred incentive compensation awards granted under the ORI KEPRP or the KEPRP of one of its subsidiaries in 2022 and 2021. The first $50,000 of KEPRP awards was paid in cash and 50% of any excess was paid in cash at the time of award and 50% was paid in cash but deferred and usually not payable before the person retires at age 55 or later. Prior to August 2023, the deferred amounts accrued interest at a composite rate for awards made after 2004. Since August 2023, the named executive officers can accrue investment gains or losses based on their hypothetical investment elections (if any) instead of receiving the default composite interest rate adjustment. The amounts set forth in this column include the amount of the KEPRP awards granted in 2022 and 2021 as well as interest accrued during those two respective years on deferred balances from prior years’ awards. No further awards under the KEPRPs were made after the 2022 awards, and beginning in 2023, annual cash incentive awards are made under the PRP and are disclosed in column (g) of this table. Interest accrued in 2023 on deferred balances from prior years’ KEPRP awards is reported in the Nonqualified Deferred Compensation table.

2.
The RSA awards shown in this column were made pursuant to the 2022 Incentive Compensation Plan. These shares vest over a three-year term beginning one year after they were awarded and are subject to forfeiture under certain conditions. The value shown is based upon the price of the Company’s Common Stock (i) for the 2023 awards, on March 16, 2023, the date of grant, and (ii) for the 2022 awards, on May 26, 2022, the date the Company’s shareholders approved the 2022 Incentive Compensation Plan.

Old Republic International Corporation	45	2024 Proxy Statement

3.
The option awards in this column (f) were made pursuant to the 2016 Incentive Compensation Plan for 2021 and the 2022 Incentive Compensation Plan for 2022 and 2023. For 2022 and 2023, the options vest similar to the RSA awards described in (2) above. For 2021, the options vest 10% at the end of the year of grant, and thereafter annually at the rates of 15%, 20%, 25% and 30% so that at the end of the 5th fiscal year after the grant they are 100% vested; if the optionee dies, retires in good standing after age 57, or becomes disabled, vesting acceleration occurs. In such cases and in the event of change in control of the Company, vesting accelerates to the extent of the greater of 10% of the shares covered for each year of service by the optionee or the actual vested percentage plus 50% of the unvested remaining shares. In the case of any option granted to an optionee who, as of the grant date: (i) has attained age 65, (ii) is currently an employee of the Company or a subsidiary, and (iii) has been employed by the Company or a subsidiary for ten (10) years or longer, such options are considered fully vested as of the grant date.

The option values represent the estimated present value as of the date the options were granted as calculated utilizing the Black-Scholes-Merton model. Accordingly, the option awards included under this column were granted in the years shown and reflect, among other factors previously noted, an evaluation of earnings trends and returns on equity for prior years. The significant factors and assumptions incorporated in the Black-Scholes-Merton model used to estimate the value of the options include the following:
a)
Options are issued with an exercise price equal to 100% of the per share value at the close of trading (the “Fair Market Value” of Common Stock) on the date of grant. The grant date is the date the Compensation Committee grants an option and the date from which the option term shall be measured.

b)
The term of each option is 10 years (unless such terms are otherwise shortened or forfeited due to termination of employment) and it is assumed that these executives will hold these options for an average of 8 years.

c)
Specific interest rates are used for valuing the awards. Such rates are predicated on the interest rate on U.S. Treasury securities on the date of grant with a maturity date corresponding to that of the expected option life.

d)
A stock price volatility factor is utilized in valuing the option awards. This factor is calculated using closing stock prices for the period prior to the date of grant corresponding with the expected option life.

e)	Expected annual dividend yields ranging between 4.2% and 5.0% are used in the calculation of the awards.
The ultimate value of the options will depend on the future market price of the Company’s Common Stock, which cannot be forecasted with reasonable accuracy. The actual value, if any that an optionee may realize upon exercise of an option will be based on the excess of the market value over the exercise price on the date the option is exercised.
4.
The awards in this column reflect amounts paid for 2023 performance pursuant to annual performance-based cash incentive awards under the PRP. Additional details regarding these awards are described above under the heading ”2023 Annual Performance-Based Cash Bonuses.”

5.
Represents the aggregate change in the actuarial present value of the accumulated benefits under the Company Pension Plan. Plan benefits were frozen as of December 31, 2013. For 2022, and 2021, the year-over-year change in the present value of accumulated benefits resulted in a negative amount for Mr. Oberst of $197,361 and $26,027, respectively, because of changes in underlying actuarial assumptions. SEC rules require that these negative changes be treated as zeros.

6.	The Company does not have any non-qualified deferred compensation plans that credit above market or preferential earnings to participants.
7.
Includes: (a) the Company’s matching contribution to the executive officers’ 401(k) Plan accounts, (b) the Company’s discretionary contributions to the executive officer’s 401(k) Plan (historically, contributions to the Baseline Security Plan) accounts, (c) the value of the Company’s group term life insurance plan treated as income, (d) the value of the personal use of any vehicle supplied for Company business, and (e) the personal value of meals and club dues incurred for Company business.

8.
Included in column (i) is $39,469, the value of 1,503 shares of restricted stock that were awarded to Mr. Sodaro in 2017 as a “sign-on” bonus that vested in 2021, and $35,952, the value of 1,503 shares of this restricted stock awarded that vested in 2022.

9.	Includes $42,643 in housing expenses covered by the Company in connection with Mr. Oberst's accommodations in Chicago for 2021.
Old Republic International Corporation	46	2024 Proxy Statement

Grants of Plan-Based Awards in 2023
The following table sets forth certain information regarding restricted stock awards and options to purchase shares of Common Stock granted in 2023 to the named executive officers in the Summary Compensation Table. The value of the options reported in this table is calculated pursuant to the Black-Scholes-Merton model. Additional information about how these values are determined is disclosed as part of the Summary Compensation Table.
Name	Grant Date	Number of Shares of Restricted Stock(1)	Number of Securities Underlying Options(2)	Exercise or Base Price of Option Awards	Grant Date Fair Value of Option and Fair Value of Restricted Stock Award
Craig R. Smiddy	3/16/2023		200,000	$24.31	$652,000
	3/16/2023	82,000			1,933,420
Frank J. Sodaro	3/16/2023		70,000	24.31	228,200
	3/16/2023	25,000			607,750
W. Todd Gray	3/16/2023		70,000	24.31	228,200
	3/16/2023	25,000			607,750
Jeffrey P. Lange	3/16/2023		70,000	24.31	228,200
	3/16/2023	25,000			607,750
Stephen J. Oberst	3/16/2023		90,000	24.31	293,400
	3/16/2023	35,000			850,850
1.
Restricted stock awards awarded in 2023 are subject to restrictions that lapse in three equal installments beginning one year after the date of the award. If a grantee dies or retires due to disability, the outstanding restrictions will lapse and the awards will vest immediately. If a grantee retires in good standing after attaining age 65 and 10 years of service, outstanding awards will continue to vest in accordance with their schedule. In addition, the 2022 Incentive Compensation Plan contains additional terms regarding the lapse of restrictions upon a change of control of the Company. All dividends and distributions (or the cash equivalent thereof) with respect to a restricted stock award accrued before the risk of forfeiture lapses will also be compensation income to the Participant when paid.

2.
The term of each option is 10 years from the grant date. Options vest in three equal installments beginning one year after the date of the award. If an optionee dies or retires due to disability, outstanding options will vest immediately. If an optionee retires in good standing after attaining age 65 and with 10 years of service, outstanding options will continue to vest in accordance with their schedule. After the occurrence of one of the foregoing events, vested options are exercisable prior to the earlier of the option expiration date or the fourth anniversary after the preceding listed events. Upon a separation from service without cause, vested options are exercisable prior to earlier of the option expiration date of the fourth anniversary of the separation date. In addition, the 2022 Incentive Compensation Plan contains additional terms regarding exercisability upon the change of control of the Company.

Old Republic International Corporation	47	2024 Proxy Statement

Outstanding Equity Awards at Year End 2023
The following table sets forth information regarding unexercised options and unvested restricted stock held by the named executive officers.
	Outstanding Equity Awards at Year End 2023
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable(1)	Option Exercise Price	Option Expiration Date	Number of Shares of Restricted Stock that have not vested(2)	Market Value of Shares of Restricted Stock that have not vested(3)
Craig R. Smiddy	14,500	—	$16.06	03/19/24
	12,500	—	15.26	03/19/25
	25,000	—	18.14	03/23/26
	30,000	—	19.98	03/22/27
	50,000	—	20.98	02/20/28
	70,000	—	21.12	03/19/29
	25,000	—	21.99	08/20/29
	84,000	36,000	22.72	02/25/30
	63,000	77,000	21.30	03/09/31
	59,940	120,060	24.49	03/10/32
	—	200,000	24.31	03/16/33	128,690	$3,783,486
Frank J. Sodaro	10,000	—	20.98	02/20/28
	15,000	—	21.12	03/19/29
	14,000	6,000	16.17	03/17/30
	13,500	16,500	21.30	03/09/31
	19,980	40,020	24.49	03/10/32
	—	70,000	24.31	03/16/33	38,340	1,127,196
W. Todd Gray	1,500	—	19.98	03/22/27
	4,125	—	20.98	02/20/28
	6,750	—	21.12	03/19/29
	15,000	7,500	22.72	02/25/30
	18,000	22,000	21.30	03/09/31
	19,980	40,020	24.49	03/10/32
	—	70,000	24.31	03/16/33	38,340	1,127,196
Jeffrey P. Lange	8,250	—	21.12	03/19/29
	9,000	6,000	16.17	03/17/30
	10,500	16,500	21.30	03/09/31
	13,320	26,680	24.49	03/10/32
	—	70,000	24.31	03/16/33	31,670	931,098
Stephen J. Oberst	16,000	—	18.14	03/23/26
	21,000	—	19.98	03/22/27
	24,000	—	20.98	02/20/28
	28,000	—	21.12	03/19/29
	15,000	—	21.99	08/20/29
	24,750	30,250	22.72	02/25/30
	29,250	35,750	21.30	03/09/31
	26,640	53,360	24.49	03/10/32
	—	90,000	24.31	03/16/33	55,010	1,617,294
1.
Unexercisable options will vest and become exercisable in approximately equal installments as follows: the options expiring on 02/25/30 and 3/17/30 vest on 12/31/24; the options expiring on 03/09/31 vest on 12/31/24 and 12/31/25; the options expiring on 03/10/32 vest on 3/10/24 and 3/10/25; and the options expiring on 03/16/33 vest on 3/16/24, 3/16/25, and 3/16/26.

Old Republic International Corporation	48	2024 Proxy Statement

2.	The amounts shown consist of the following Restricted Stock Awards:
Name	2022 RSAs	2023 RSAs
Craig R. Smiddy	46,690	82,000
Frank J. Sodaro	13,340	25,000
W. Todd Gray	13,340	25,000
Jeffrey P. Lange	6,670	25,000
Stephen J. Oberst	20,010	35,000
The 2022 RSAs vest in three approximately equal annual installments beginning May 26, 2023. The 2023 RSAs vest in three approximately equal annual installments beginning March 16, 2024.
3.
The market value shown was determined by multiplying the number of shares of restricted stock that have not yet vested by $29.40, which represents the closing market price per share of the Company’s Common Stock on the NYSE on December 29, 2023, the last trading day of fiscal 2023.

Option Exercises and Stock Vested in 2023
The following table sets forth certain information regarding exercises of stock options by the named executive officers and shares acquired by the named executive officers upon the vesting of restricted stock awards, in each case during 2023.
Stock Option Exercises and Restricted Stock Vested During 2023
	Option Awards		Restricted Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Restricted Shares Acquired on Vesting	Value Realized on Vesting
Craig R. Smiddy	—	—	14,727	$575,291
Frank J. Sodaro	—	—	4,708	164,369
W. Todd Gray	—	—	4,708	164,369
Jeffrey P. Lange	—	—	3,330	82,184
Stephen J. Oberst	26,500	$317,410	6,793	246,553
Pension Benefits in 2023
The following table sets forth the payments and present value of the estimated benefits payable to named executive officers under the Company Pension Plan. The accrued benefit levels available to each participant in the Company Pension Plan were frozen at December 31, 2013 and no new benefits have accrued to participants since that date.
Pension Benefits
Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit(1)	Payments During Last Fiscal Year
Craig R. Smiddy	None	—	—	—
Frank J. Sodaro	None	—	—	—
W. Todd Gray	None	—	—	—
Jeffrey P. Lange	None	—	—	—
Stephen J. Oberst	Company Plan	13.1	$381,172	—
1.
The present value of accumulated benefits payable following assumed retirement is calculated using interest and mortality assumptions consistent with those used for financial reporting purposes with respect to the companies’ audited financial statements. No discount is assumed for separation prior to retirement due to death, disability or termination of employment. The amount shown is based upon accrued service through year end 2013 when Plan benefits were frozen.

Old Republic International Corporation	49	2024 Proxy Statement

Nonqualified Deferred Compensation in 2023
As discussed above, beginning in 2023 the PRP replaced the KEPRPs as the means of providing cash incentive compensation to the named executive officers, and no further contributions of deferred compensation will be made by the Company under the KEPRPs. Under the prior KEPRP awards, a portion of the award was mandatorily deferred, generally until the person retires at age 55 or later, and participants were not permitted to voluntarily make additional contributions to the KEPRPs. The following table sets forth for each named executive officer the aggregate deferred balances as of December 31, 2023 of the deferred portions of the prior KEPRP awards that constitute non-qualified deferred compensation, together with the earnings credited thereon.
Name	Aggregate Earnings 2023(1)(2)	Aggregate Deferred Balance as of December 31, 2023(3)
Craig R. Smiddy	$136,500	$3,671,269
Frank J. Sodaro	22,080	593,863
W. Todd Gray	182,271	1,767,237
Jeffrey P. Lange	47,554	1,279,007
Stephen J. Oberst	98,259	2,711,764
1.
The portion of an executive's account balance accrued on or after January 1, 2005 receives an interest credit calculated under the terms of the applicable KEPRP. The interest credit is a specified percentage of the composite investment income yield for the prior year. In addition, beginning in August 2023 and in lieu of the default composite interest rate, participants were given the opportunity to accrue investment gains or losses based on hypothetical investment elections from a menu of investments similar to the ORI 401(k) Plan (with the exception of Company Common Stock).

2.	None of the amounts reported in this column are reported in the Summary Compensation Table.
3.
The following amounts were reported in the Summary Compensation Table in prior years: $3,094,637 for Mr. Smiddy, $375,299 for Mr. Sodaro, $957,547 for Mr. Gray, $0 for Mr. Lange, and $1,313,111 for Mr. Oberst.

Potential Payments upon Termination or Change of Control
None of the executive officers or any other employee of the Company and its subsidiaries have employment contracts. All are considered “at-will” employees. Further, the Company has no change of control or severance agreements such as “golden parachutes” in place for any of its executive officers. However, awards under certain of the benefit plans referred to above would be affected, in limited ways, by a change of control of the Company (depending on whether the awards are assumed or not in a change in control transaction and whether the grantee experiences a separation of service without cause) or certain terminations of employment. Such an event would not result in additional compensation or benefits being paid to any executive officer or employee for the Company. Rather, depending on whether the awards are assumed or not in the transaction and whether or not the grantee experiences a separation of service without cause, the effect may be to accelerate the vesting of benefits or payments under such plans.
Provided below are summaries by plan of the accelerated vesting provisions under the plans with respect to an executive’s termination of employment or a change of control in which the awards are not assumed.
2023 Performance Recognition Plan
Under the PRP, an executive officer is required to be actively employed by the Company or one of its affiliates on the date of payment to receive an award thereunder, and then solely to the extent of the achievement of the applicable performance goals. Awards are paid in the tax year following the performance period. Notwithstanding the foregoing, if an executive dies or becomes disabled during the
Old Republic International Corporation	50	2024 Proxy Statement

performance period, the executive’s award will vest pro rata and will be paid at the same time other awards are paid. In addition, if the executive is terminated without cause in connection with a change in control, the award will vest in full. The amount actually paid on a vested (or pro rata vested) award is subject to the level of achievement of the performance objectives.
2016 Incentive Compensation Plan
Under the Company’s 2016 Incentive Compensation Plan, option awards vest 10% at the end of the year of grant, and thereafter annually at the rates of 15%, 20%, 25% and 30% so that at the end of the 5th fiscal year after the grant all options are 100% vested. Upon a change of control, if the surviving or successor entity does not assume the option awards, then vesting accelerates to the extent of the greater of 10% of the shares covered for each year of service by the executive or the actual vested percentage plus 50% of the unvested remaining shares. In addition, similar accelerated vesting of option awards under the 2016 Incentive Compensation Plan occurs in the event of an executive’s retirement in good standing after attaining age 57, death, or retirement due to disability.
2022 Incentive Compensation Plan
For option awards issued under the 2022 Incentive Compensation Plan, the options vest over a graded three-year period, with all unvested options immediately vesting upon a change of control of the Company in the event the surviving or successor entity does not assume an executive’s option awards, or if the option awards are assumed and the executive is terminated within 36 months after the change of control. Any awards of restricted stock under our 2022 Incentive Compensation Plan will immediately vest and become nonforfeitable upon a change of control. Upon an executive’s death or retirement due to disability, all outstanding awards under the 2022 Incentive Compensation Plan will immediately vest and become nonforfeitable. In addition, an executive’s retirement in good standing after attaining age 65 and 10 years of service will result in continued vesting of awards under the 2022 Incentive Compensation Plan.
Deferred Compensation Under KEPRP
Upon a change of control any non-qualified deferred compensation balances, including any unallocated amounts required to be reallocated, provided under the KEPRP will immediately vest and become payable to an executive on the first day of the calendar quarter following the date of the change of control. Upon termination of employment for any reason, the account balance is only paid to the extent vested and is payable in quarterly installments over a 5-year period, beginning upon the later of age 55 and termination of employment.
Old Republic International Corporation	51	2024 Proxy Statement

In the table below, for illustrative purposes, we have calculated the estimated payments assuming the full acceleration of vesting of all outstanding awards upon a change in control of the Company where the acquiror neither assumes outstanding awards nor provides substitute awards. For purposes of quantifying payments and benefits, amounts are calculated for each of the named executive officers as if the change of control of the Company occurred on December 31, 2023, the last day of the Company’s fiscal year and using a per share value of $29.40, which represents the closing market price per share of the Company’s Common Stock on the NYSE on December 29, 2023, the last trading day of fiscal 2023.
Potential Payments Upon Termination or Change in Control for Named Executive Officers
	Payments and Benefits	Involuntary or Constructive Termination	Change in Control	Involuntary or Constructive Termination following a Change in Control	Death/ Disability	Retirement	Voluntary Resignation
Craig R. Smiddy	Performance Recognition Plan(1)	$0	$0	$1,529,000	$1,529,000	$0	$0
	Acceleration of Stock and Option Awards(2)(4)	0	5,960,855	5,960,855	5,960,855	0	0
	KEPRP Account Balance(3)	3,671,269	3,671,269	3,671,269	3,671,269	3,671,269	3,671,269
	Total	$3,671,269	$9,632,124	$11,161,124	$11,161,124	$3,671,269	$3,671,269
Frank J. Sodaro	Performance Recognition Plan(1)	$0	$0	$504,600	$504,600	$0	$0
	Acceleration of Stock and Option Awards(2)(5)	0	1,794,922	1,794,922	1,794,922	0	0
	KEPRP Account Balance(3)	356,318	593,863	593,863	356,318	356,318	356,318
	Total	$356,318	$2,388,785	$2,893,385	$2,655,840	$356,318	$356,318
W. Todd Gray	Performance Recognition Plan(1)	$0	$0	$766,133	$766,133	$0	$0
	Acceleration of Stock and Option Awards(2)(6)	0	1,810,192	1,810,192	1,810,192	0	0
	KEPRP Account Balance(3)	1,413,790	1,767,237	1,767,237	1,413,790	1,413,790	1,413,790
	Total	$1,413,790	$3,577,429	$4,343,562	$3,990,115	$1,413,790	$1,413,790
Jeffrey P. Lange	Performance Recognition Plan(1)	$0	$0	$605,000	$605,000	$0	$0
	Acceleration of Stock and Option Awards(2)(7)	0	1,566,026	1,566,026	1,566,026	0	0
	KEPRP Account Balance(3)	767,404	1,279,007	1,279,007	767,404	767,404	767,404
	Total	$767,404	$2,845,033	$3,450,033	$2,938,430	$767,404	$767,404
Stephen J. Oberst	Performance Recognition Plan(1)	$0	$0	$813,000	$813,000	$0	$0
	Acceleration of Stock and Option Awards(2)(8)	0	2,606,384	2,606,384	2,606,384	0	0
	KEPRP Account Balance(3)	2,711,764	2,711,764	2,711,764	2,711,764	2,711,764	2,711,764
	Total	$2,711,764	$5,318,148	$6,131,148	$6,131,148	$2,711,764	$2,711,764
1	Amount reflects the target value of the PRP award granted in 2023 and assumes performance was achieved at the target level.
2
Amount assumes that (a) all unvested options under the option awards under both the 2016 and 2022 Incentive Compensation Plans have vested and are immediately exercisable and (b) reflects the total value based on the difference between: (i) the market price of our Common Stock underlying the accelerated stock options as of

Old Republic International Corporation	52	2024 Proxy Statement

December 31, 2023, and (ii) the exercise price of the stock options. See the Outstanding Equity Awards at Year-End table for the applicable exercise prices. For restricted stock, the amount assumes the total value of the restricted stock that would become immediately vested upon a change of control, valued using the market price of our Common Stock as of December 31, 2023. For purposes of accelerated vesting upon a termination due to “disability”’, executive must be determined to have a physical or mental impairment that is expected to result in death or to last for a continuous period of not less than 12 months during which executive is unable to engage in any substantial gainful activity by reason of such impairment.
3
The table shows executive's KEPRP account balance (including any earnings) as of December 31, 2023. In the event of his involuntary termination, or death on that date, executive (or his beneficiary in the event of his death) would be entitled to receive his account balance paid in quarterly installments over a 5-year period. In the event of a change in control of the Company on that date, the executive's account balance would become immediately vested and payable. There is no payment on termination due to disability.

4	For Mr. Smiddy, the value reported represents the value of accelerated vesting of 128,690 shares of restricted stock and stock options covering 373,120 shares of Company Common Stock.
5	For Mr. Sodaro, the value reported represents the value of accelerated vesting of 38,340 shares of restricted stock and stock options covering 112,540 shares of Company Common Stock.
6	For Mr. Gray, the value reported represents the value of accelerated vesting of 38,340 shares of restricted and stock options covering 119,540 shares of Company Common Stock.
7	For Mr. Lange, the value reported represents the value of accelerated vesting of 31,670 shares of restricted stock and stock options covering 105,860 shares of Company Common Stock.
8	For Mr. Oberst, the value reported represents the value of accelerated vesting of 55,010 shares of restricted stock and stock options covering 168,970 shares of Company Common Stock.
Equity Compensation Plan Information
The following table sets forth certain information regarding securities authorized for issuance under the Company’s Incentive Compensation Plans as of year-end 2023. The Company’s Incentive Compensation Plans have been approved by the shareholders.
Equity Compensation Plan Status as of Year End 2023
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	10,870,214	$22.10	17,788,491
Equity compensation plans not approved by security holders	—	—	—
Total*	10,870,214	$22.10	17,788,491
*	A total of 74,788 options from the 2014 grant year included in this total were either exercised or expired between January 1, 2024 and March 1, 2024.
CEO Pay Ratio Disclosure
The Compensation Committee and Board of Directors believe that executive compensation, particularly as it applies to the Company’s CEO and other executive officers, should be related to the responsibilities undertaken and be consistent with the Company’s intermediate and long-term performance. In this context, and in accordance with the requirements of The Dodd-Frank Act, as well as the SEC rules adopted pursuant to it, the Company is reporting the ratio of the total annual compensation of the CEO to that of the “Median Employee”.
For purposes of computing the ratio, Mr. Smiddy's compensation is the same as is shown in the Summary Compensation Table. The total annual compensation for the Median Employee was determined as of December 31, 2023 by preparing a list of all U.S.- based employees of the Company’s U.S. subsidiaries at year-end 2023 (excluding the CEO) in the order of the highest to the lowest total gross
Old Republic International Corporation	53	2024 Proxy Statement

compensation (excluding retirement plan contributions). Non-U.S. employees were excluded as they accounted for approximately 140 persons employed in Canada out of a total of approximately 9,200 Company employees. Pursuant to the pay ratio rule, the compensation of those non-U.S. employees was considered to be de minimis. The compensation for employees who did not work for the Company or one of its subsidiaries for all of 2023 was annualized in arriving at the Median Employee’s compensation. The Median Employee’s total compensation was established by using the same elements of compensation as are shown in the Summary Compensation Table for the CEO.
The total annual compensation of the Company’s CEO - Craig R. Smiddy:	$5,887,317
The total annual compensation of the Median Employee:	$83,972
Ratio of the CEO’s compensation to the Median Employee:	70 to 1
Old Republic International Corporation	54	2024 Proxy Statement

Pay Versus Performance
The Board of Directors and the Compensation Committee, in particular, consider Company performance in connection with the determination of compensation for the executive officers and certain senior managers of the Company. The Company makes an effort to align executive officer compensation with shareholder value on an annual and long-term basis. The Company believes that its history of growth over many decades is, in part, a result of its compensation programs that encourage longer-term growth and the building of long-term shareholder value rather than short-term results and that compensation has been aligned and balanced with shareholder returns.
During the periods presented in the table and charts below, the Board of Directors and Compensation Committee retained Fredrick W. Cook, Inc. to review the Company’s compensation programs and procedures applicable to the Company’s executive officers and directors. The consultant was asked to provide a comparison of the compensation programs of companies similar in size, operation and organization to the Company, including a review of a peer group of companies determined by the Committee to be appropriate for comparison. As a result of this review, during the periods presented in the following tables and charts, the Company made appropriate and necessary adjustments to the named executive officers’ compensation, including a shift to a larger percentage of the named executive officers’ compensation to long-term incentive awards.
As required by Item 402(v) of Regulation S-K, we are providing the following table that illustrates the relationship between executive “compensation actually paid” (as defined by Item 402(v) of Regulation S-K) and certain measures of financial performance of the Company. The table below illustrates the compensation for our principal executive officer (PEO, also known as our CEO) and the average compensation amounts for our remaining named executive officers (NEOs).
Year	Summary Compensation Table Total for CEO(1)	Compensation Actually Paid to CEO(1,3)	Average Summary Compensation Table Total for remaining NEOs(1)		Value of Initial Fixed $100 Investment Based On:		Net Income	Net Operating Income(2)	Underwriting Income(2)
				Compensation Actually Paid to remaining NEOs(1,3)	Old Republic Total Shareholder Return (TSR)	Peer Group TSR(4)
							($ Millions)
2023	$5,887,317	$8,767,147	$2,545,333	$3,466,466	$180.36	$147.60	$598.6	$749.5	$430.6
2022	4,540,010	5,056,150	2,056,345	2,196,828	142.78	138.20	686.4	845.1	665.8
2021	2,392,292	3,259,180	1,243,941	1,471,040	133.84	124.70	1,534.3	935.9	785.9
2020	1,882,098	1,643,582	1,268,335	1,175,383	92.36	92.69	558.6	670.8	435.2
1.
Mr. Smiddy was the Company's CEO for each year presented. For 2023, the remaining NEOs were Messrs. Sodaro, Gray, Lange, and Oberst. For 2022, the remaining NEOs were Messrs. Sodaro, Gray, Oberst, and Yeager. Mr. Yeager retired from the Company on June 31, 2023. For 2021, the remaining NEOs were Messrs. Mueller, Sodaro, Gray, Oberst, and Yeager. Mr. Mueller retired from the Company on June 30, 2021. Mr. Sodaro was appointed the Company's CFO on July 1, 2021 and became an NEO at that time. For 2020, the remaining NEOs were Messrs. Mueller, Gray, Oberst, and Yeager.

2.
The Company has determined that net operating income and underwriting income are the financial measures that best link company performance to compensation actually paid to the Company's NEOs for the most recently completed fiscal year. Net operating income reflects net income excluding investment gains (losses) which is used in calculating operating return on equity, one of the performance measures of our long-term incentive compensation plan. Underwriting income reflects net premiums and fees earned and the associated combined ratio, both of which are performance measures of our short-term incentive compensation plans. The evaluation of periodic and long-term results via these measures excluding consideration of all investment gains (losses) provides a better way to analyze, evaluate and establish accountability for the results of the insurance operations.

Old Republic International Corporation	55	2024 Proxy Statement

3.
Amounts are calculated in accordance with the method required by Item 402(v) of Regulation S-K and do not reflect actual compensation paid to the CEO and the remaining NEOs. See table below for the details of amounts deducted and added to the Summary Compensation Table figure to calculate compensation actually paid.

	2023		2022		2021		2020
	CEO	Average of the remaining NEOs	CEO	Average of the remaining NEOs	CEO	Average of the remaining NEOs	CEO	Average of the remaining NEOs
Total Compensation as reported on Summary Compensation Table	$5,887,317	$2,545,333	$4,540,010	$2,056,345	$2,392,292	$1,243,941	$1,882,098	$1,268,335
Deduct change in present value (PV) of pension benefits as reported on Summary Compensation Table(i)	—	(8,275)	—	—	—	(1,159)	—	(42,264)
Deduct fair value of stock options granted as reported in Summary Compensation Table	(652,000)	(244,500)	(554,400)	(213,860)	(261,800)	(93,500)	(220,800)	(65,550)
Deduct fair value of stock awards granted as reported in Summary Compensation Table	(1,993,420)	(668,525)	(1,638,000)	(503,100)	—	—	—	—
Add fair value at year end of stock options granted in current year	1,360,000	510,000	678,600	262,015	530,600	189,500	118,800	45,163
Add fair value at year end of stock awards granted in current year	2,410,800	808,500	1,690,500	519,023	—	—	—	—
Add change in fair value at year end from fair value of prior year end of unvested stock option awards granted in prior fiscal years	878,792	272,926	240,000	56,788	423,913	93,752	(101,573)	(19,009)
Add change in fair value at year end from fair value of prior year end of unvested stock awards granted in prior fiscal years	245,123	70,035	—	—	—	1,830	—	(1,999)
Add change in fair value at year end from prior year fair value of stock option awards granted in prior fiscal years that vested in current fiscal year	508,158	146,007	99,440	19,903	174,175	34,121	(34,943)	(6,896)
Add change in fair value at year end from prior year fair value of stock awards granted in prior fiscal years that vested in current fiscal year	122,378	34,965	—	(286)	—	2,555	—	(2,397)
Compensation Actually Paid	$8,767,147	$3,466,466	$5,056,150	$2,196,828	$3,259,180	$1,471,040	$1,643,582	$1,175,383
i.
Represents aggregate change in the actuarial present value of the named executive officer's accumulated benefit under all defined benefit and actuarial pension plans reported in the Summary Compensation Table.

4.
The Peer Group consists of American Financial Group, Inc.; American International Group, Inc.; W.R. Berkley Corporation; Chubb Limited; Cincinnati Financial Corporation; CNA Financial Corporation; Fidelity National Financial, Inc.; First American Financial Corporation; The Hartford Financial Services Group, Inc.; Stewart Information Services Corporation; and The Travelers Companies, Inc.

Old Republic International Corporation	56	2024 Proxy Statement

Description of Relationship Between CEO and NEO Compensation Actually Paid and Company TSR
The following chart sets forth the relationship between compensation actually paid to our CEO, the average of compensation actually paid to our remaining NEOs, and the Company’s cumulative TSR over the four most recently completed fiscal years.

Description of Relationship Between CEO and NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between compensation actually paid to our CEO, the average of compensation actually paid to our remaining NEOs, and the Company’s net income over the four most recently completed fiscal years.

Old Republic International Corporation	57	2024 Proxy Statement

Description of Relationship Between CEO and NEO Compensation Actually Paid and Net Operating Income and Underwriting Income
The following chart sets forth the relationship between compensation actually paid to our CEO, the average of compensation actually paid to our remaining NEOs, and the Company’s net operating income and underwriting income over the four most recently completed fiscal years.

Tabular List of Financial Performance Measures
The four items listed below represent the additional most important metrics used to determine compensation actually paid to company performance for the most recently completed year.
•	Growth in Net Premium and Fees Earned
•	Combined Ratio
•	Growth in Book Value per Share, Inclusive of Dividends
•	Operating Return on Equity
Old Republic International Corporation	58	2024 Proxy Statement

General Information
Submitting Questions at the Annual Meeting
Shareholders may submit questions to be answered during the Annual Meeting of the Shareholders by following the directions on the meeting website (www.virtualshareholdermeeting.com/ORI2024). Such questions must be germane to matters properly before the Annual Meeting. The Company does not intend to address any questions that are, among other things, irrelevant to the business of the Company or to the business of the Annual Meeting; related to material non-public information of the Company; related to personal matters or grievances; derogatory references to individuals or that are otherwise in bad taste; repetitious statements already made by another shareholder; or out of or order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair of the Annual Meeting or the Corporate Secretary in their reasonable judgment.
Additional Information and Technical Assistance During the Annual Meeting
Additional information regarding the rules and procedures for the meeting will be posted on the meeting website (www.virtualshareholdermeeting.com/ORI2024) and can be viewed during the meeting. Technical assistance will be available for those attending the meeting. If there are any technical issues in convening or hosting the meeting, additional information will be promptly posted on Old Republic's website (www.oldrepublic.com) under the heading “2024 Annual Meeting Information”.
Shareholders Eligible to Vote
The Company has one class of voting stock outstanding - Common Stock, $1.00 par value per share (“Common Stock”). Shareholders of record as of the close of business on March 25, 2024 are entitled to notice of and to vote at the meeting. On March 25, 2024, there were 275,503,472 shares of Common Stock outstanding and entitled to one vote each on all matters to be considered at the meeting. There are no cumulative voting rights with respect to the election of directors. A list of the shareholders of record entitled to vote at the Annual Meeting of the Shareholders will be available for review by any shareholder, for any purpose germane to the meeting, between 8:30 a.m. and 5:00 p.m. Central Daylight Time at 307 North Michigan Avenue, Chicago, Illinois 60601 for a period of ten days prior to the meeting.
Voting Procedures
The Company’s Restated Certificate of Incorporation and Amended and Restated By-laws prescribe voting procedures for certain, but not all, corporate actions. When no procedures are prescribed, the General Corporation Law of the State of Delaware applies. Matters presented at the Company’s Annual Meetings of Shareholders are decided as follows: (1) directors are elected by a majority of the votes cast by holders of shares entitled to vote with respect to each director’s election, provided that if, as of the record date for a meeting of stockholders for which directors are to be elected, the number of nominees exceeds the number of directors to be elected (i.e., a contested election), the nominees receiving a plurality of the votes cast by holders of shares entitled to vote in the election shall be elected; (2) amendments to the Company’s Restated Certificate of Incorporation are determined by the affirmative vote of the majority of shares outstanding and entitled to vote, except for: (a) amendments that concern approval thresholds for plans of merger or other business transactions not unanimously approved by the Board of Directors, which require the approval of 80% of the shares entitled to vote, and (b) amendments that concern the number or terms of the Board of Directors, which require the approval of 66-2/3% of the shares entitled to vote; (3) shareholder action to repeal, alter, amend or adopt new by-laws requires the approval of 66% of the shares entitled to vote; and (4) all other matters are determined by the affirmative vote of the majority of shares present in person or by proxy at the meeting and entitled to vote.
Old Republic International Corporation	59	2024 Proxy Statement

Under Delaware law, the votes at the Company’s Annual Meeting of the Shareholders will be counted by the inspectors of election appointed for the meeting. The inspectors are charged with ascertaining the number of shares outstanding, the number of shares present, whether in person or by proxy, and the validity of all proxies. The inspectors are entitled to rule on any voting challenges and are responsible for the tabulation of the voting results.
A quorum for the Company’s Annual Meeting of the Shareholders is a majority of the shares outstanding and entitled to vote appearing in person or by proxy at the meeting. Under Delaware law, abstentions are counted in determining the quorum of the meeting, have the effect of a vote “against” any matter that requires an affirmative vote of at least the majority of shares present in person or by proxy at the meeting, and have no effect on the election of directors in an uncontested election.
Shares beneficially owned but registered in the name of a broker or bank will be counted for the determination of a quorum for the meeting if there is a discretionary voting item on the meeting agenda within the meaning of section 402.08 of the NYSE Listed Company Manual. If there is a discretionary item on the agenda and the broker or bank does not vote these shares (a “non-vote”), they will not be counted as having voted on the proposal. Therefore, a non-vote will have no effect. This year Item 2 is a discretionary voting item; all other items are non-discretionary.
Revoking Your Proxy
Your proxy may be revoked at any time before shares are voted by written notification addressed to the persons named therein as proxies, and mailed or delivered to the Company at 307 North Michigan Avenue, Chicago, Illinois 60601. All shares represented by effective proxies will be voted at the meeting and at any adjournments thereof.
How Your Shares will be Voted
If the enclosed proxy is properly executed and returned in time for voting or you properly submit your vote by telephone or the internet no later than 11:59 PM, Eastern Daylight Time on May 22, 2024, the shares represented thereby will be voted as indicated thereon. If no specification is made, the shares represented thereby will be voted by the Company’s proxy committee (whose members are listed on the proxy card) for: (Item 1) the election of the director nominees named in this proxy statement (or substitutes thereof if any nominees are unable or refuse to serve); (Item 2) the selection of the Company’s independent registered public accounting firm; (Item 3) the advisory vote concerning the Company’s executive compensation as recommended by the Board of Directors; and (Item 4) in the discretion of the proxy committee upon any other matters which may properly come before the meeting.
Householding of Proxies
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy statements with respect to two or more shareholders sharing the same address by delivering a single annual report and/or proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers who distribute annual reports and proxy materials may deliver a single annual report and/or proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.
Once you have received notice from your broker or the Company that your broker or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. You may request to receive promptly at any time a separate copy of our annual report or proxy statement by sending a written request to the Company at 307 North Michigan Avenue, Chicago, Illinois 60601, attention Investor Relations, or by visiting our website, www.oldrepublic.com and downloading this material.
Old Republic International Corporation	60	2024 Proxy Statement

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report and proxy statement in the future, please notify your broker if your shares are held in a brokerage account, or if you hold registered shares, the Company’s transfer agent, EQ Shareowner Services, P.O. Box 64874, St. Paul, MN 55164, phone number 800-401-1957.
Other Matters for the Annual Meeting of the Shareholders
The Company knows of no matters, other than those referred to herein that will be presented at the meeting. If, however, any other appropriate business should properly be presented at the meeting, or any adjustment or postponement thereof, the proxies named in the enclosed form of proxy will vote the proxies in accordance with their best judgment.
Expenses of Solicitation
All expenses incident to the solicitation of proxies by the Company will be paid by the Company. In addition to solicitation by mail, the Company has retained D. F. King & Company of New York City, to assist in the solicitation of proxies. Fees for this solicitation are expected to be approximately $10,500. In a limited number of instances, regular employees of the Company may solicit proxies in person or by telephone.
Director Candidate Recommendations
The Governance and Nominating Committee may consider qualified director candidates nominated by shareholders, but the Committee has no obligation to recommend such candidates for inclusion on the Board or in the Company’s proxy statement. Any shareholder nomination should be accompanied by a comprehensive description of the person’s qualifications plus additional sources of relevant information that will assist the Committee in its review of the person’s background and qualifications before making a determination of the candidate’s fitness to serve. Such material must conform to the requirements contained in the Company’s “Advance Notice by-law”. The requirements of that by-law can be reviewed on the Company’s website, www.oldrepublic.com. All candidates nominated by shareholders will be evaluated with the same minimum criteria discussed in this proxy statement. A candidate who does not display such criteria will not be recommended by the Committee for membership on the Board. Given the long-term, regulated nature of the Company’s business, nominees will not be considered if they are regarded simply as representatives of a particular shareholder or group of shareholders with a short-term agenda and not oriented toward the demands of a regulated insurance business vested with the public interest and governed for the long run. Shareholders who wish to nominate an individual for election as a director, rather than recommending a candidate for nomination by the Board, must follow the procedures described below and in the Company’s By-laws.
Shareholder Proposals or Director Nominations for the 2025 Annual Meeting
To be included in the Company’s proxy statement for the 2025 Annual Meeting of the Shareholders pursuant to Rule 14a-8 under the Exchange Act, a shareholder proposal must be received by the Company no later than November 28, 2024, and otherwise comply with all applicable federal securities laws. Proposals should be directed to the attention of the Corporate Secretary at 307 N. Michigan Avenue, Chicago, Illinois 60601.
Pursuant to the advance notice provisions of our By-laws, in order for a shareholder to properly nominate a Board candidate or bring any other business at the Company’s annual shareholder meetings, notice of such nomination or business must be given in writing to the Corporate Secretary and delivered to or mailed and received at the Company’s principal executive offices, not less than 90 days nor more than 120 days prior to first anniversary of the preceding year’s annual shareholder meeting, and otherwise comply with the information and procedural requirements set forth in our By-laws.
Old Republic International Corporation	61	2024 Proxy Statement

In order for a nominee for election to the board of directors to be included in our proxy statement and proxy card for any annual meeting of the shareholders, notice of such nominee must be properly submitted pursuant to the proxy access provisions of our By-laws and have been delivered to or mailed and received at the principal executive offices of the Company not less than 120 days nor more than 150 days prior to the first anniversary of the date of the proxy statement for the corporation’s immediately preceding annual meeting of the shareholders, and otherwise comply with the information and procedural requirements set forth in our By-laws.
These descriptions are summaries only, and for the complete provisions, shareholders should refer to the Company’s By-laws, which can be reviewed on the Company’s website, www.oldrepublic.com.
This proxy statement is filed by order of the Board of Directors.
Thomas A. Dare
Senior Vice President, General Counsel and Secretary
Chicago, Illinois
March 28, 2024
Old Republic International Corporation	62	2024 Proxy Statement

OLD REPUBLIC INTERNATIONAL CORP.
307 N. MICHIGAN AVENUE
CHICAGO, IL 60601-5382

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. (EDT) on May 22, 2024 for shares held directly and by 11:59 P.M. (EDT) on May 20, 2024 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ORI2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. (EDT) on May 22, 2024 for shares held directly and by 11:59 P.M. (EDT) on May 20, 2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE BY REMOTE PARTICIPATION
We are holding a virtual Annual Meeting and have made arrangements for remote participation by shareholders. Detailed information regarding voting procedures for remote participation are provided as described in the accompanying proxy statement. Please retain the control number shown on this proxy card, as it will be necessary for any shareholder to participate remotely in the Annual Meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V42048-P04831

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OLD REPUBLIC INTERNATIONAL CORPORATION

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:

	For	Against	Abstain
1a. Michael D. Kennedy	☐	☐	☐
1b. Spencer LeRoy III	☐	☐	☐
1c. Peter B. McNitt	☐	☐	☐
1d. J. Eric Smith	☐	☐	☐
1e. Steven R. Walker	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. To ratify the selection of KPMG LLP as the company's auditors for 2024.	☐	☐	☐
3. To provide an advisory approval on executive compensation.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

OLD REPUBLIC INTERNATIONAL CORPORATION
Annual Meeting of Shareholders
Thursday, May 23, 2024
3:00 p.m., Chicago Time
Virtual Meeting
www.virtualshareholdermeeting.com/ORI2024

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report and Proxy Statement are available at www.proxyvote.com.

V42049-P04831

OLD REPUBLIC INTERNATIONAL CORPORATION
307 North Michigan Avenue
Chicago, Illinois 60601

The undersigned hereby appoints a Proxy Committee of THOMAS A. DARE, FRANK J. SODARO and CRAIG R. SMIDDY or any one of them (with full power of substitution in each) the proxy or proxies of the undersigned to vote, as designated below, all shares of Old Republic International Corporation Common Stock that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held virtually and accessible through www.virtualshareholdermeeting.com/ORI2024 on May 23, 2024 at 3:00 P.M., Chicago Time (CT), or at any adjournments thereof. Please see the accompanying proxy statement for important information regarding remote participation for the virtual Annual Meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted in accordance with the recommendation of the Board of Directors FOR proposals 1, 2, and 3, AND IN THE COMMITTEE'S DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

Continued and to be signed on reverse side

SCAN TO
VIEW MATERIALS & VOTE

OLD REPUBLIC INTERNATIONAL CORP.
307 N. MICHIGAN AVENUE
CHICAGO, IL 60601-5382

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. (EDT) on May 22, 2024 for shares held directly and by 11:59 P.M. (EDT) on May 20, 2024 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ORI2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. (EDT) on May 22, 2024 for shares held directly and by 11:59 P.M. (EDT) on May 20, 2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE BY REMOTE PARTICIPATION
We are holding a virtual Annual Meeting and have made arrangements for remote participation by shareholders. Detailed information regarding voting procedures for remote participation are provided as described in the accompanying proxy statement. Please retain the control number shown on this proxy card, as it will be necessary for any shareholder to participate remotely in the Annual Meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V42050-P04831

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OLD REPUBLIC INTERNATIONAL CORPORATION

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Michael D. Kennedy	☐	☐	☐
1b. Spencer LeRoy III	☐	☐	☐
1c. Peter B. McNitt	☐	☐	☐
1d. J. Eric Smith	☐	☐	☐
1e. Steven R. Walker	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. To ratify the selection of KPMG LLP as the company's auditors for 2024.	☐	☐	☐
3. To provide an advisory approval on executive compensation.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

OLD REPUBLIC INTERNATIONAL CORPORATION

Annual Meeting of Shareholders

Thursday, May 23, 2024

3:00 p.m., Chicago Time

Virtual Meeting

www.virtualshareholdermeeting.com/ORI2024

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report and Proxy Statement are available at www.proxyvote.com.

V42051-P04831

OLD REPUBLIC INTERNATIONAL CORPORATION
307 North Michigan Avenue
Chicago, Illinois 60601

The undersigned hereby appoints a Proxy Committee of THOMAS A. DARE, FRANK J. SODARO and CRAIG R. SMIDDY or any one of them (with full power of substitution in each) the proxy or proxies of the undersigned to vote, as designated below, all shares of Old Republic International Corporation Common Stock that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held virtually and accessible through www.virtualshareholdermeeting.com/ORI2024 on May 23, 2024 at 3:00 P.M., Chicago Time (CT), or at any adjournments thereof. Please see the accompanying proxy statement for important information regarding remote participation for the virtual Annual Meeting.

ORI 401(k) Savings and Profit Sharing Plan Members and Republic Mortgage Insurance Company and Affiliated Companies Profit Sharing Plan Members

If you are a participant in one or more of the above Plans, which holds shares of Old Republic International Corporation ("ORI") Common Stock, each share held by these Plans is entitled to one (1) vote at the Annual Meeting of Shareholders of the Company to be held May 23, 2024. Under the terms of each of these Plans, you as a participant are entitled to vote the number of shares of ORI Common Stock allocated to your account. Please return the proxy card you receive as soon as possible. By returning the proxy card you will assure that the shares will be voted in accordance with your instructions. If you fail to exercise these voting rights, the shares that are unvoted may be voted by the Administration Committee or the Trustee of the Plan as provided for under the provisions of the Plan or Plans involved.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted in accordance with the recommendation of the Board of Directors FOR proposals 1, 2, and 3, AND IN THE ADMINISTRATION COMMITTEE'S OR TRUSTEE'S DISCRETION FOR SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

Continued and to be signed on reverse side